As filed with the Securities and Exchange Commission on March 4, 2004

Registration No. 333-111524

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AmeriCredit Corp.

(Exact name of registrant as specified in its charter)

Texas	75-2291093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Americredit Corporation of California

California	33-0011256
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

AmeriCredit Financial Services, Inc.

Delaware	75-2439888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

AmeriCredit Financial Services of Canada Ltd.

Ontario, Canada	866121080
(State or other jurisdiction of incorporation or organization)	(Canadian Business No.)

AmeriCredit Management Company

Delaware	75-2788787
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

AmeriCredit Consumer Discount Company

Pennsylvania	75-2883750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ACF Investment Corp.

Delaware	75-2442194
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

AmeriCredit Service Center Ltd.

Ontario, Canada	866047046
(State or other jurisdiction of incorporation or organization)	(Canadian Business No.)

AmeriCredit Flight Operations, LLC

Texas	75-2931810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

AmeriCredit NS I Co.

Nova Scotia, Canada	859921132
(State or other jurisdiction of incorporation or organization)	(Canadian Business No.)

AmeriCredit NS II Co.

Nova Scotia, Canada	859921330
(State or other jurisdiction of incorporation or organization)	(Canadian Business No.)

801 Cherry Street, Suite 3900

Fort Worth, Texas 76102

(817) 302-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Preston A. Miller

Executive Vice President, Chief Financial Officer and Treasurer

AmeriCredit Corp.

801 Cherry Street, Suite 3900

Fort Worth, Texas 76102

(817) 302-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

L. Steven Leshin, Esq.

Jenkens & Gilchrist, a Professional Corporation

1445 Ross Avenue, Suite 3200

Dallas, Texas 75202-2799

(214) 855-4500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee

1.75% Convertible Senior Notes due 2023	$200,000,000	100%	$200,000,000	$16,180(2)

Americredit Corporation of California

AmeriCredit Financial Services, Inc.

AmeriCredit Financial Services of Canada Ltd.

AmeriCredit Management Company

AmeriCredit Consumer Discount Company

ACF Investment Corp.

AmeriCredit Service Center Ltd.

AmeriCredit Flight Operations, LLC

AmeriCredit NS I Co.

AmeriCredit NS II Co.

Guarantees (3)	(4)	N/A	N/A	(4)

Common Stock, including attached preferred share purchase rights	(5)	N/A	N/A	(6)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(i) under the Securities Act of 1933, as amended. The fee is calculated solely on the basis of the offering price of the 1.75% Convertible Senior Notes due 2023.

(2)	Previously paid in connection with the initial filing of this registration statement on December 23, 2003.

(3)	Each of these subsidiaries has guaranteed the notes being registered pursuant to this registration statement.

(4)	Pursuant to Rule 457(n), no separate fee is payable with respect to guarantees of the notes being registered.

(5)	Includes such indeterminate number of shares of the registrant’s common stock issuable upon conversion of the 1.75% Convertible Senior Notes due 2023 registered hereby. The 1.75% Convertible Senior Notes due 2023 are initially convertible into 53.5260 shares of the registrant’s common stock per $1,000 principal amount of notes, subject to adjustment in certain circumstances. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional number of shares of the registrant’s common stock as may be issuable from time to time upon the conversion of the 1.75% Convertible Senior Notes due 2023 as a result of stock splits, stock dividends, capitalizations or similar events.

(6)	Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, no additional registration fee is required with respect to the shares of common stock issuable upon conversion of the 1.75% Convertible Senior Notes due 2023 because no additional consideration will be received upon conversion.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED March 4, 2004

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$200,000,000

[GRAPHIC]

1.75% Convertible Senior Notes due 2023 and the Common Stock Issuable upon Conversion of the Notes

This prospectus relates to up to $200,000,000 of our 1.75% Convertible Senior Notes due 2023, and the shares of our common stock that may be issuable upon conversion of the notes. We will pay interest on the notes semiannually on May 15 and November 15 of each year, commencing on May 15, 2004. The notes will mature on November 15, 2023. Under this prospectus, the selling securityholders referenced in this prospectus or in any prospectus supplements may offer and sell the notes and the common stock issued upon conversion of the notes.

Holders may require us to repurchase for cash all or part of their notes on November 15, 2008 at a price equal to 100.25% of the principal amount of the notes being repurchased. In addition, holders of the notes may require us to repurchase for cash all or part of their notes on November 15, 2013 and November 15, 2018 or upon specific types of a change of control, in each case, at a price equal to 100% of the principal amount of the notes being repurchased. We may redeem for cash all or part of the notes on November 15, 2008 at a price equal to 100.25% of the principal amount of the notes being redeemed, or at a price equal to 100% of the principal of the notes being redeemed if the notes are redeemed after November 15, 2008.

The notes are convertible into shares of our common stock, subject to the conditions described below, at an initial conversion price of $18.6825 per share, subject to adjustments for certain events. The initial conversion price is equivalent to a conversion rate of 53.5260 shares per $1,000 principal amount of notes. Holders may surrender their notes for conversion if any of the following conditions are satisfied:

•	during any fiscal quarter prior to November 15, 2018, if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading-day period ending on the first day of such fiscal quarter exceeds 120% of the conversion price per share of our common stock on such first day;

•	on or after November 15, 2018, if the closing sale price of our common stock on any trading day is more than 120% of the conversion price per share of our common stock on such trading day;

•	if the average of the trading prices of the notes for any five consecutive trading-day period is less than 98% of the average of the conversion values of the notes during that period, subject to certain limitations;

•	if we have called the notes for redemption;

•	during any period in which the notes are rated at or below CCC+ by Standard & Poor’s Rating Group or Caa1 by Moody’s Investors Service, Inc. or if the credit rating assigned to the notes is suspended or withdrawn by both such rating agencies or, once rated, if the notes are no longer rated by at least one of these rating agencies, although we are under no obligation to have the notes rated; or

•	if we make certain significant distributions to holders of our common stock or we enter into specified corporate transactions.

The notes are our general senior unsecured obligations and rank equally in right of payment with all of our existing and future senior indebtedness that is unsecured and unsubordinated. The notes are guaranteed on a senior basis by the same subsidiaries that guarantee our existing senior notes.

We are registering the notes and the common stock issuable upon conversion of the notes to provide the selling securityholders with registered securities, but this does not necessarily mean that the selling securityholders will offer or sell the notes or the common stock issuable upon conversion of the notes. We are filing the registration statement of which this prospectus is a part as a result of contractual obligations we have. We will not receive any of the proceeds from the sale of any notes or common stock by the selling securityholders, but we will incur expenses in connection with the offering.

The selling securityholders may offer and sell the notes, and the common stock issuable upon conversion of the notes, from time to time directly or through agents or broker-dealers on terms to be determined at the time of sale. To the extent required, names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement which will accompany this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is listed on The New York Stock Exchange under the symbol “ACF.” On March 1, 2004, the closing price of our common stock was $19.32 per share. The notes are eligible for trading in The Portalsm Market, a subsidiary of The Nasdaq Stock Market, Inc.

Investing in the securities offered by this prospectus involves risks. You should read this prospectus carefully before you invest. Please refer to the “ Risk Factors” section beginning on page 9 of this prospectus for a discussion of the material risks involved in investing in the notes and the common stock issued upon conversion of the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2004.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

i

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file periodic reports, proxy and information statements and other information with the Securities and Exchange Commission (the “SEC”). Copies of the reports, proxy and information statements and other information may be examined without charge at the Public Reference Section of the SEC, 450 Fifth Street, N.W. Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. These reports, proxy and information statements and other information may also be inspected at the offices of The New York Stock Exchange, 11 Wall Street, New York, NY 10005.

We have agreed that if at any time the notes or the common stock issuable upon conversion of the notes are “restricted securities” within the meaning of the Securities Act of 1933 and we are not subject to the information reporting requirements of the Securities Exchange Act of 1934, we will furnish to holders of the notes and such common stock and to prospective purchasers designated by them the information required to be delivered under Rule 144A(d)(4) under the Securities Act of 1933 to permit compliance with Rule 144A in connection with resales of the notes and such common stock.

We have “incorporated by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference as described below will automatically update and supersede any previous information that is part of this prospectus.

We incorporate by reference into this prospectus our documents listed below and any documents we file subsequently with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed (which filed documents do not include any information furnished under either Item 9 or Item 12 of any Current Report on Form 8-K):

AmeriCredit Corp. SEC Filings (File No. 001-10667)	Period

Annual Report on Form 10-K	Fiscal year ended June 30, 2003

Quarterly Reports on Form 10-Q	Quarterly periods ended September 30, 2003 and December 31, 2003

Current Reports on Form 8-K	Filed on August 7, 2003, August 25, 2003, October 23, 2003, November 10, 2003, November 13, 2003 and January 22, 2004

The sections entitled “Principal Shareholders,” “Election of Directors” and “Executive Compensation” contained in our Proxy Statement on Schedule 14A for our 2003 Annual Meeting of Shareholders	Filed on September 30, 2003

The description of our common stock that is contained in our Form 8-A Registration Statement, including any amendment or reports filed for the purpose of updating such description	Filed on December 5, 1990

The description of our shareholder rights plan that is contained in our Form 8-A Registration Statement, including any amendments or reports filed for the purpose of updating such description	Filed on September 8, 1997

We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

AmeriCredit Corp.

801 Cherry Street, Suite 3900

Fort Worth, TX 76102

Attention: Preston A. Miller

Chief Financial Officer

Telephone: (817) 302-7000

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the securities laws. These forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, that could cause actual results to differ significantly from historical results or from those anticipated by management. All statements other than statements of historical facts included in this prospectus, including the statements under “Summary” and elsewhere regarding our strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. When used in this prospectus, the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “may,” “will,” “likely,” “should,” “estimate,” “continue,” “future” or other comparable expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this prospectus. Neither we nor the initial purchasers undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved.

You should read carefully the factors described in the “Risk Factors” section of this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

SUMMARY

This summary highlights information that we believe is especially important concerning this offering. It does not contain all of the information that may be important to your investment decision. You should read the entire prospectus carefully, including the discussion under the heading “Risk Factors” and our consolidated financial statements and related notes (incorporated by reference into this prospectus), before deciding whether to invest in the notes.

In this prospectus, unless the context indicates otherwise, “Company,” “AmeriCredit,” “we,” “us,” and “our” refer to AmeriCredit Corp. and its subsidiaries. AmeriCredit® and the AmeriCredit logo are trademarks and service marks of AmeriCredit Corp.

The Company

Our Business

We are a consumer finance company specializing in purchasing, retaining and subsequently securitizing and servicing retail automobile installment sales contracts originated by franchised and select independent dealers in connection with the sale of used and new automobiles. Our automobile loan programs are designed to serve borrowers with limited credit histories, modest incomes or those who have experienced prior credit difficulties, otherwise known as non-prime borrowers. With the use of proprietary credit scoring models, we underwrite contracts on a decentralized basis through a branch office network. These credit scoring models, combined with experienced underwriting personnel, enable us to implement a risk-based pricing approach to structuring and underwriting individual contracts. Our centralized risk management department monitors these underwriting strategies and portfolio performance to balance credit quality and profitability objectives. We service our loan portfolio at centralized facilities located in Arlington, Texas, Chandler, Arizona, Charlotte, North Carolina, Jacksonville, Florida and Peterborough, Ontario using automated loan servicing and collection systems.

We generate earnings and cash flows primarily through the purchase, retention, subsequent securitization and servicing of automobile receivables. Our business model requires us to access significant capital from external resources to fund our liquidity needs. To fund the acquisition of receivables prior to securitization we use warehouse facilities consisting of institutionally managed commercial paper and medium term note conduits, whole loan purchase facilities and external debt and equity financings. We earn finance charge income and pay warehouse interest expense while receivables are held prior to securitization. In each securitization, we sell automobile receivables to a trust that, in turn, sells asset-backed securities to investors. Both our warehouse facilities and our securitizations require us to create and maintain credit enhancement in the form of cash or overcollateralization. For securitization transactions entered into prior to October 1, 2002, we recognized a gain on the sale of the receivables to our securitization trusts, while retaining the right to receive excess cash flow distributions from the trusts resulting from the difference between the interest received from the consumer obligors on the receivables and the interest on the asset-backed securities paid to investors, net of losses and expenses. We changed the structure of our securitizations so that auto receivables securitized after September 30, 2002 will remain on our balance sheet and net earnings on our receivables will be recognized over the life of the receivables as finance charge and fee income, less related funding costs and a provision for loan losses. Prior to the time when we begin to receive excess cash flow distributions from our securitization trusts, all excess cash flow is utilized to fund credit enhancement requirements to protect investors in the asset-backed securities from losses. Once predetermined credit enhancement requirements are reached and maintained, excess cash flow is distributed to us. In addition to excess cash flow, we earn servicing fees of 2.25% per annum of the outstanding principal balance of domestic receivables securitized. Since our first securitization transaction in December 1994, we have securitized approximately $33.2 billion of automobile receivables in private and public offerings of asset-backed securities.

Our Business Model

We have developed a business model and a technology platform that we believe allows us to compete effectively in the non-prime automobile finance business throughout the United States. The key aspects of our model are:

•	Decentralized Marketing Platform. We derive our automobile contract purchase volume through a decentralized branch office network. We believe that the personal relationships our branch managers and other branch office personnel establish with the dealership personnel are an important factor in creating and maintaining productive relationships with our dealership customer base. A local presence enables us to more fully service dealers and be more responsive to dealer concerns and local market conditions.

•	Use of Proprietary Credit Scoring Models for Risk-based Pricing. We have developed and implemented a credit scoring system across our branch office network to support the branch level credit approval process. Our proprietary credit scoring models are designed to enable us to tailor each loan’s pricing and structure to a statistical assessment of the underlying credit risk. The credit scoring system was developed with the assistance of Fair, Isaac and Co., Inc. from our consumer demographic and portfolio databases. The credit scorecards we use to differentiate credit applicants and to rank order credit risk are proprietary to us.

•	Risk Management Techniques. Our centralized risk management department is responsible for monitoring the origination process, supporting management’s supervision of each branch office, tracking collateral values of our receivables portfolio and monitoring portfolio returns. The risk management department uses proprietary databases to identify concentrations of risks, to price for the risk associated with selected market segments and to endeavor to enhance the credit quality and profitability of the contracts purchased. Though originations and approvals are made on a decentralized, branch-level basis, all credit decisions are guided by our overall credit scoring strategies, credit and underwriting policies and procedures and daily monitoring process.

•	Investment in Technology to Support Operating Efficiency. The use of technology in both loan origination and servicing has enabled us to become a low-cost provider in the non-prime automobile finance market. Our annualized ratio of operating expenses (excluding restructuring charges) to average managed receivables was 2.4% for the six months ended December 31, 2003, 2.8% for the six months ended December 31, 2002, 2.4% for fiscal year 2003 and 5.0% for fiscal year 1999.

Securities to be Offered

This prospectus relates to the offer and sale by the selling securityholders referenced in this prospectus of the following securities:

•	$200,000,000 aggregate principal amount of our 1.75% Convertible Senior Notes; and

•	the shares of our common stock issuable upon conversion of the notes.

We issued and sold the notes in November 2003 to Credit Suisse First Boston LLC and J.P. Morgan Securities Inc., collectively referred to in this prospectus as the initial purchasers, in transactions that were exempt from the registration requirements of the Securities Act of 1933. The initial purchasers reasonably believed that the persons to whom they resold the notes were “qualified institutional buyers,” as defined in Rule 144A under the Securities Act.

The following is a summary of the material terms of the securities offered under this prospectus.

Securities Offered	$200,000,000 aggregate principal amount of 1.75% Convertible Senior and the shares of our common stock issuable upon conversion of the notes.

Maturity	November 15, 2023.

Interest	1.75% per year on the principal amount, payable semiannually in arrears on each May 15 and November 15, beginning on May 15, 2004.

Conversion	The notes are convertible into shares of our common stock, subject to the conditions described below, at an initial conversion price of $18.6825 per share, subject to adjustments for certain events. The initial conversion price is equivalent to a conversion rate of approximately 53.5260 shares per $1,000 principal amount of notes. Holders may surrender their notes for conversion, if any of the following conditions is satisfied:

•      during any fiscal quarter prior to November 15, 2018, if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading-day period ending on the first day of such fiscal quarter is more than 120% of the conversion price per share of our common stock on the first day of such fiscal quarter;

•      on or after November 15, 2018, at any time after the closing sale price of our common stock on any trading day is more than 120% of the conversion price per share of our common stock on such trading day;

•      during the five business day period after any five consecutive trading-day period if the average of the trading prices of the notes for such five consecutive trading-day period is less than 98% of the average of the conversion values of the notes during that period, subject to certain limitations;

• if we have called the notes for redemption;

•      during any period in which the notes are rated at or below CCC+ by Standard & Poor’s Rating Group or Caa1 by Moody’s Investors Service, Inc. or if the credit rating assigned to the notes is suspended or withdrawn by both such rating agencies or, once rated, if the notes are no longer rated by at least one of these rating agencies, although we are under no obligation to have the notes rated; or

• if we make certain significant distributions to holders of our common stock or we enter into specified corporate transactions.

See “Description of the Notes—Conversion of Notes.”

Optional redemption	We may redeem for cash all or part of the notes on November 15, 2008 at a price equal to 100.25% of the principal amount of the notes being redeemed plus accrued interest, including any additional interest. After November 15, 2008, we may redeem for cash all or part of the notes at a price equal to 100% of the principal amount of the notes being redeemed plus accrued interest, including any additional interest. See “Description of the Notes—Optional Redemption by AmeriCredit.”

Purchase at holder’s option on specified dates	You may require us to repurchase all or part of your notes for cash on November 15, 2008 at a price equal to 100.25% of the principal amount of the notes being repurchased plus accrued interest, including any additional interest. In addition, you may require us to repurchase all or part of your notes for cash on November 15, 2013 and November 15, 2018, in each case, at a price equal to 100% of the principal amount of your notes plus accrued interest, including any additional interest. See “Description of the Notes—Purchase of Notes at Your Option on Specified Dates.”

Purchase at holder’s option upon a change in control	You may require us to purchase your notes upon the occurrence of specific types of a change in control in cash at 100% of the principal amount of the notes plus accrued interest, including any additional interest. See “Description of the Notes—Purchase of Notes at Your Option upon a Change in Control.”

Ranking	The notes are our senior unsecured obligations and rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The notes are effectively subordinated to all our existing and future secured indebtedness. As of December 31, 2003, after giving effect to the offering of the notes and the application of the net proceeds from the sale of the notes, we had total secured indebtedness of approximately $5.3 billion. The terms of the indenture under which the notes were issued do not limit our ability to incur additional indebtedness, senior or otherwise.

Guarantors	The notes are guaranteed by the same subsidiaries that are guarantors of our outstanding 9 7/8% Senior Notes due 2006 and our outstanding 9 1/4% Senior Notes due 2009. These subsidiary guarantees are joint and several obligations of the guarantors. Each subsidiary guarantee ranks senior in right of payment with any existing and future subordinated indebtedness of that guarantor and ranks equally in right of payment with all senior debt of that guarantor. Each subsidiary guarantee effectively ranks junior to any secured indebtedness of that guarantor to the extent of the assets securing such indebtedness.

Registration rights	We have filed with the SEC a shelf registration statement, of which this prospectus is a part, for the resale of the notes and the common stock issuable upon conversion of the notes. We
have agreed to keep the shelf registration statement effective for a period of two years from the effective date of the registration statement of which this prospectus is a part, or such shorter period that will terminate when all of the securities covered by this prospectus have been sold or may be sold under Rule
144(k) of the Securities Act. We have agreed to pay interest to the holders of the notes or the common stock issuable upon
conversion of the notes if we do not comply with these
registration obligations.

Trading	The notes are eligible for trading in PORTAL. Our common stock is traded on The New York Stock Exchange under the symbol “ACF.”

Call option and warrant transactions	We used a portion of the net proceeds of the offering of the notes to purchase a call option on our common stock and sell warrants for the purchase of shares of our common stock with an affiliate of one of the initial purchasers. These transactions are expected to reduce the potential dilution from conversion of the notes but will increase the effective conversion price of the notes from our perspective. In connection with these transactions, the counterparties took positions in our common stock and/or entered into various derivative transactions and may modify their hedge positions from time to time. The effect of any of these transactions and activities on the market price of our common stock or the notes cannot be ascertained at this time, but any of these transactions and activities could adversely affect the value of our common stock and the notes.

Use of Proceeds	We will not receive any proceeds from the sale by the selling securityholders of the notes or the common stock being offered by this prospectus.

Risk Factors	You should consider carefully all of the information set forth in this prospectus and, in particular, you should evaluate the specific risks set forth under “Risk Factors” beginning on page 9 of this prospectus.

Our principal executive offices are located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102 and our telephone number is (817) 302-7000. Our website is located at www.americredit.com. Information contained on our website is not a part of this prospectus.

Historical Consolidated Financial Data

The following historical consolidated financial data should be read together with our most recent Annual Report on Form 10-K for the year ended June 30, 2003 and Quarterly Report on Form 10-Q for the six months ended December 31, 2003, each of which is incorporated in this prospectus by reference. The historical consolidated financial information under the captions “Statement of Income Data” and “Cash Flow Data” for each of the years in the five-year period ended June 30, 2003 and under the caption “Balance Sheet Data” for June 30, 2003 and June 30, 2002 have been derived from our audited consolidated financial statements. The consolidated financial statements as of June 30, 2003 and June 30, 2002 and for each of the years in the three-year period ended June 30, 2003, and the report of independent accountants thereon, have been incorporated by reference in this prospectus. The historical consolidated financial information under the captions “Statement of Income Data,” “Cash Flow Data” and “Balance Sheet Data” as of December 31, 2003 and December 31, 2002 and for the six months then ended have been derived from the unaudited consolidated financial statements which, except for the consolidated balance sheet as of December 31, 2002, have been incorporated by reference in this prospectus. However, in our opinion, such information reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results of operations for such periods. The results of operations for the six months ended December 31, 2003 are not necessarily indicative of the results to be expected for the entire year.

	Six Months Ended December 31,		Fiscal Years Ended June 30,
	2003	2002	2003	2002	2001	2000		1999
	(dollars in thousands, except per share data)
Statement of Income Data:
Revenue:
Finance charge income	$436,786	$224,572	$613,225	$339,430	$225,210	$124,150		$75,288
Gain on sale of receivables		132,084	132,084	448,544	301,768	209,070		169,892
Servicing income	116,951	121,844	211,330	335,855	281,239	170,251		85,966
Other income	15,992	10,633	24,642	12,887	10,007	6,209		4,310

Total revenue	569,729	489,133	981,281	1,136,716	818,224	509,680		335,456
Costs and expenses	440,422	457,647	946,795	625,220	455,864	319,388		213,766

Income before taxes	129,307	31,486	34,486	511,496	362,360	190,292		121,690
Provision for taxes	48,814	12,122	13,277	196,926	139,508	75,791		46,850

Net income	$80,493	$19,364	$21,209	$314,570	$222,852	$114,501		$74,840

Earnings Per Share:
Basic	$0.51	$0.16	$0.15	$3.71	$2.80	$1.57		$1.19
Diluted	$0.51	$0.16	$0.15	$3.50	$2.60	$1.48		$1.11
Cash Flow Data:
Net cash provided (used) by operating activities	$392,216	$1,959,912	$2,303,580	$(374,581)	$(990,401)	$(530,624	)(1)	$44,790	(1)
Net cash used by investing activities	(113,955)	(4,092,850)	(6,107,712)	(21,663)	(119,168)	(20,983	)(1)	(208,868	)(1)
Net cash (used) provided by financing activities	(70,478)	2,220,471	4,028,342	442,867	1,123,396	573,334	(1)	152,180	(1)

Net increase (decrease) in cash and cash equivalents	$207,783	$87,533	$224,210	$46,623	$13,827	$21,727		$(11,898)

	Six Months Ended December 31,		Fiscal Years Ended June 30,
	2003	2002	2003	2002	2001	2000		1999
	(dollars in thousands)
Other Data:
Auto loan originations	$1,445,117	$4,306,087	$6,310,584	$8,929,352	$6,378,652	$4,427,945		$2,879,796
Auto loans securitized—Gain on Sale		2,507,906	2,507,906	8,608,909	5,300,004	3,999,999		2,770,000
Auto loans securitized—On-Book	2,322,527	2,032,287	3,979,967
Number of branches	89	232	90	251	232	196		176
Managed Data:
Net margin(2)	$839,742	$994,243	$1,952,181	$1,539,115	$997,501	$643,658		$400,090
Net charge-offs(3)	586,134	441,883	1,026,657	573,818	301,691	214,276		147,344
Operating expenses (excluding restructuring charges)	169,324	218,169	373,739	424,131	308,453	223,219		165,345
Managed auto receivables	12,988,339	16,208,573	14,888,778	14,762,461	10,203,746	6,649,981		4,105,468
Average managed auto receivables	13,963,109	15,682,299	15,736,512	12,464,346	8,291,636	5,334,580		3,129,463
Average principal amount per managed auto receivable (in dollars)	12,182	13,232	12,831	13,129	12,384	11,706		11,209
Managed auto receivables greater than 60 days delinquent	370,757	662,739	495,598	485,018	250,091	150,624		73,512
Net margin as a percentage of average managed auto receivables(4)	11.9%	12.6%	12.4%	12.3%	12.0%	12.0%		12.5%
Net charge-offs as a percentage of average managed auto receivables(4)	8.3%	5.6%	6.5%	4.6%	3.6%	4.0%		4.7%
Delinquencies greater than 60 days as a percentage of managed auto receivables	2.9%	4.1%	3.3%	3.3%	2.5%	2.3%		1.8%
Ratios:
Ratio of earnings to fixed charges(5)	1.9x	1.4x	1.2x	4.6x	4.0x	3.6x		3.9x
Percentage of total indebtedness to total capitalization	74.9%	67.9%	75.7%	61.0%	64.6%	58.0%		55.9%
Return on average common equity(4)	8.3%	2.3%	1.2%	24.9%	26.0%	21.6	%(6)	22.0%
Operating expenses as a percentage of average managed auto receivables(4)	2.4%	2.8%	2.4%	3.4%	3.7%	4.1%		5.0%
Percentage of senior unsecured debt to total equity	28.5%	20.1%	20.1%	29.3%	35.4%	54.5%		93.8%

	December 31, 2003	June 30, 2003	June 30, 2002
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$524,765	$316,921	$92,349
Interest-only receivables from Trusts	168,359	213,084	506,583
Investments in Trust receivables	644,979	760,528	691,065
Restricted cash – gain on sale Trusts	455,468	387,006	343,570
Finance receivables, net	5,618,639	4,996,616	2,198,391
Total assets	8,104,850	8,108,029	4,217,017
Warehouse credit facilities	705,235	1,272,438	1,751,974
Whole loan purchase facility		902,873
Securitization notes payable	4,556,267	3,281,370
Senior notes	358,611	378,432	418,074
Convertible senior notes	200,000
Other notes payable	28,212	34,599	66,811
Total liabilities	6,147,439	6,227,400	2,789,568
Shareholders’ equity	1,957,411	1,880,629	1,427,449

(1)	Cash flow data for the fiscal years ended June 30, 2000 and 1999 do not reflect certain reclassifications made in subsequent periods.

(2)	Net margin is the difference between (a) finance charge and other income earned on our receivables and (b) the cost to fund the receivables. Net margin is a calculation that assumes that securitized receivables have not been sold or are still on our consolidated balance sheet. Net margin is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to any other measures of performance derived in accordance with generally accepted accounting principles. The following is a reconciliation of net margin as reflected on our consolidated statements of income to our managed basis net margin (dollars in thousands).

	Six Months Ended December 31,		Fiscal Years Ended June 30,
	2003	2002	2003	2002	2001	2000	1999
Net margin as reflected on the consolidated statements of income	$307,747	$155,302	$435,642	$216,389	$119,193	$61,049	$40,806
Adjustments to reflect finance charge income earned on receivables in gain on sale Trusts	717,320	1,133,592	2,049,024	1,907,212	1,347,712	885,739	522,769
Adjustments to reflect investment income earned on cash in gain on sale Trusts	3,904	6,338	10,716	14,442	45,385	30,773	11,143
Adjustments to reflect other fees earned on receivables in gain on sale Trusts	14,071	16,109	34,436	24,468	169	—	—
Adjustments to reflect gain on sale of mortgage receivables	—	—	—	—	—	1,511	7,538
Adjustments to reflect interest expense incurred on gain on sale Trusts	(203,300)	(317,098)	(577,637)	(623,396)	(514,958)	(335,414)	(182,166)

Net margin for the managed finance receivables portfolio	$839,742	$994,243	$1,952,181	$1,539,115	$997,501	$643,658	$400,090

(3)	During the three months ended December 31, 2003, we changed our repossession charge-off policy to charge-off accounts when the automobile is repossessed and legally available for disposition. Previously, we charged off accounts at the time the automobile was repossessed and disposed of at auction.

(4)	Data for the six-month periods ended December 31, 2003 and 2002 has been annualized.

(5)	Represents the ratio of the sum of income before taxes plus fixed charges for the period to fixed charges. Fixed charges, for the purpose of this computation, represents interest and a portion of rentals representative of an implicit interest factor for such rentals.

(6)	Excludes charge for the closing of our mortgage business in fiscal 2000.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before making an investment decision. Investing in the securities offered hereby involves a high degree of risk. The occurrence of any one or more of the following could materially adversely affect your investment in the securities offered hereby or our business and operating results.

Risks Relating to the Notes and Our Common Stock

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

We currently have a substantial amount of outstanding indebtedness. At December 31, 2003, we had total indebtedness of $5,848 million (of which $200 million consisted of the notes). Our ability to make payments of principal or interest on, or to refinance, our indebtedness will depend on:

•	our future operating performance; and

•	our ability to enter into additional securitizations, whole loan purchase facilities, and debt and equity financings, which, to a certain extent, is subject to economic, financial, competitive and other factors beyond our control.

If we are unable to generate sufficient cash flow in the future to service our debt, we may be required to refinance all or a portion of our existing debt or to obtain additional financing. There can be no assurance that any refinancings will be possible or that any additional financing could be obtained on terms acceptable to us. The inability to obtain additional financing could have a material adverse effect on our financial position, liquidity and results of operations.

Our substantial indebtedness creates risks to the holders of the notes, including:

•	we may be unable to satisfy our obligations under the notes and our outstanding senior notes;

•	we may be more vulnerable to adverse general economic and industry conditions;

•	we may find it more difficult to fund future working capital, capital expenditures, acquisitions, general corporate purposes or other purposes; and

•	we may have to dedicate a substantial portion of our cash resources to the payments on our outstanding indebtedness, thereby reducing the funds available for operations and future business opportunities.

Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the notes are effectively subordinated to substantially all of our other debt, other than our existing senior notes.

We derive substantially all of our revenues from our subsidiaries and from their interests in securitization trusts. The notes are unsecured obligations of AmeriCredit Corp. The notes are effectively junior in right of payment to all of our secured indebtedness, including any existing and future credit enhancement agreements, and rank equally with our existing senior notes. Holders of any secured indebtedness of ours, our subsidiaries or the securitization trusts will have claims that are prior to the claims of the holders of any debt securities issued by us with respect to the assets securing most of our other indebtedness. Notably, we and most of our subsidiaries are parties to warehouse credit facilities which are secured by liens on all of the receivables financed under it and certain of our and our subsidiaries’ other assets. Any debt securities issued by us, including the notes, will be effectively subordinated to that secured indebtedness. As of December 31, 2003, the aggregate amount of our and our subsidiaries secured indebtedness was approximately $5.3 billion and approximately $1.7 billion would have been available for additional borrowing under our warehouse credit facilities.

If we defaulted under our obligations under the warehouse credit facilities, the lenders or financial guaranty insurance provider, as applicable, could proceed against the collateral granted to them to secure that indebtedness. If any senior indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including any debt securities issued by us. In addition, upon any distribution of assets under any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of the notes will be entitled to receive any payment with respect thereto. As a result, the holders of the notes may recover proportionally less than holders of secured indebtedness.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt, and this could further exacerbate the risks described above.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not prohibit us or our subsidiaries from doing so. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify. See “Capitalization” and “Selected Consolidated Financial Data.”

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors.

Our ability to make payments on or to refinance our indebtedness and to fund our operations and planned capital expenditures depends on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We require substantial amounts of cash to fund our contract purchase activities and securitization activities, including the initial credit enhancement requirements in our new securitization transactions. The initial credit enhancement requirement in our most recent securitization transaction was 12% of the original balance of the finance receivables securitized. This requirement could increase in future securitizations, which would result in an increased requirement for cash on our part. In addition, we also incur significant transaction costs in connection with securitizations and warehouse facilities. Accordingly, our strategy of warehousing or securitizing substantially all of our newly purchased receivables will require substantial amounts of cash.

We expect to continue to require substantial amounts of cash. Our primary cash requirements include the funding of:

•	contract purchases pending their securitization, including amounts not funded by our warehouse facilities;

•	credit enhancement requirements, including the interests we retained, in connection with the securitization of the receivables;

•	interest and principal payments under our warehouse credit facilities, our senior notes and other indebtedness;

•	fees and expenses incurred in connection with the securitization and servicing of securitized receivables;

•	capital expenditures for technology and facilities;

•	ongoing operating expenses; and

•	any required income tax payments.

Our primary sources of future liquidity are expected to be:

•	cash flow from operating activities;

•	sales of automobile receivables through securitizations;

•	borrowings under our warehouse credit facilities;

•	excess cash flow received from securitization trusts; and

•	further issuances of debt or equity securities, depending on capital market conditions.

In addition, because we expect to continue to require substantial amounts of cash in the foreseeable future, we anticipate that we will require securitizations and may choose to enter into whole loan sales or debt or equity financings. The type, timing and terms of financing selected by us will be dependent upon our cash needs, the availability of other financing sources and the prevailing conditions in the financial markets. We cannot assure you that any of these sources will be available to us at any given time or that the terms on which these sources may be available will be favorable to us. In addition, to the extent cash flows from operations and excess cash from securitization trusts are not sufficient to meet our cash requirements, then our need for additional long-term debt or equity would increase.

Our warehouse credit facilities and indentures restrict our operations.

Our existing indebtedness restricts our ability to, among other things:

•	sell or transfer assets, other than through warehousing and securitizing;

•	incur additional debt;

•	repay other debt;

•	pay dividends;

•	make certain investments or acquisitions;

•	repurchase or redeem capital stock;

•	engage in mergers or consolidations; and

•	engage in certain transactions with subsidiaries and affiliates.

Our warehouse credit facilities consist of institutionally managed commercial paper and medium term note conduits. Our warehouse credit facilities also require us to comply with certain financial ratios and covenants and have minimum asset quality maintenance requirements. These restrictions may interfere with our ability to obtain financing or to engage in other necessary or desirable business activities. As of December 31, 2003, we were in compliance with all covenants on our warehouse credit facilities and senior note indentures.

If we cannot comply with the requirements in our warehouse credit facilities, then the lenders or financial guaranty insurance provider, as applicable, may increase our borrowing costs or require us to repay immediately all of the outstanding debt under them. If our debt payments were accelerated, our assets may not be sufficient to fully repay our debt. These lenders or financial guaranty insurance provider, as applicable, may require us to use all of our available cash to repay our debt, foreclose upon their collateral or prevent us from making payments to other creditors on certain portions of our outstanding debt. These events could also result in a default under our senior note indentures.

We may not be able to obtain a waiver of these provisions or refinance our debt, if needed. In such a case, our financial condition, liquidity and results of operations would suffer.

AmeriCredit Corp. is a holding company. Its only internal source of cash is from distributions from its subsidiaries.

AmeriCredit Corp. is a holding company with no operations of its own and conducts all of its business through its subsidiaries. AmeriCredit Corp.’s only significant asset is the outstanding capital stock of its subsidiaries. AmeriCredit Corp. is wholly dependent on the cash flow of its subsidiaries and dividends and distributions to it from its subsidiaries in order to service its current indebtedness, including payment of principal, premium, if any, and interest on any indebtedness of AmeriCredit Corp., and any of its future obligations. AmeriCredit Corp.’s subsidiaries and special purpose finance vehicles are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due under any indebtedness of AmeriCredit Corp. or to make any funds available therefore, except for those subsidiaries that have guaranteed our obligations under our existing senior notes and that guarantee our obligations under the notes. The ability of AmeriCredit Corp.’s subsidiaries to pay any dividends and distributions will be subject to, among other things, the terms of any debt instruments of its subsidiaries then in effect and applicable law. We cannot assure you that AmeriCredit Corp.’s subsidiaries will generate cash flow sufficient to pay dividends or distributions to AmeriCredit Corp. in order to pay interest or other payments on existing indebtedness or the notes.

AmeriCredit Corp.’s rights to participate in the distribution of assets of any of its subsidiaries upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of that subsidiary’s creditors, except to the extent that AmeriCredit Corp. is itself recognized as a creditor of that subsidiary, in which case our claims would still be subject to the claims of any secured creditor of that subsidiary. As of December 31, 2003, the aggregate amount of debt and other obligations of AmeriCredit Corp.’s subsidiaries (including long-term debt, guarantees of AmeriCredit Corp.’s debt, current liabilities and other liabilities) was approximately $6.0 billion, of which approximately $5.3 billion was debt in connection with our warehouse credit facilities and securitization notes payable.

Your right to receive payments on the notes could be adversely affected if any of our subsidiaries or other special purpose finance vehicles declares bankruptcy, liquidates or reorganizes.

In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of December 31, 2003, these notes were effectively junior to $5.3 billion of senior secured indebtedness under our warehouse credit facilities and securitization notes payable.

In addition, a substantial portion of our business is conducted through certain wholly-owned subsidiaries which are limited purpose entities and are subject to substantial contractual restrictions. The special purpose finance vehicles are not guarantors with respect to any debt securities issued by us, including the notes. As of December 31, 2003, all financings by us under our warehouse credit facilities and our securitization notes payable transactions are secured by a first priority lien on the receivables and related assets held by our special purpose finance vehicles. The auto receivables owned by the special purpose finance vehicles will not be available to satisfy claims by our creditors, including any claims made under the notes. Because the special purpose finance vehicles are not guarantors of the notes, any debt securities issued by us will be structurally subordinated to all indebtedness and other obligations of the special purpose finance vehicles.

Credit enhancement held by two of our subsidiaries is also subject to certain contingent claims by issuers of our financial guaranty insurance policies issued in connection with our securitizations. We have agreed to reimburse our financial guaranty insurance providers, on a limited recourse basis, for amounts paid by them under these financial guaranty insurance policies. In order to secure those reimbursement obligations, we have granted to our financial guaranty insurance providers liens on some credit enhancement assets. Our financial guaranty insurance providers will have claims that are prior to the claims of the holders of debt securities issued by us, including the notes, with respect to these assets and the debt securities issued by us, including the notes, will be effectively subordinated to all of these reimbursement rights. The credit enhancement consists of subordinated interests in our securitizations and is effectively subordinated to the asset-backed securities issued in our securitizations. We can give you no assurance that our operations, independent of these two subsidiaries, will generate sufficient cash flow to support payment of interest or principal on any debt securities issued by us, including the notes, or that dividend distributions will be available from our subsidiaries to fund these payments.

Not all subsidiaries are guarantors, and your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates, or reorganizes.

Some but not all of our subsidiaries guarantee the notes. Our non-guarantor subsidiaries are special purpose finance companies whose assets are pledged as credit support for outstanding debt, including securitization and warehouse indebtedness, of such subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

As of December 31, 2003, these notes were effectively junior to indebtedness of $5.3 billion and other liabilities (including trade payables) of our non-guarantor subsidiaries. Our non-guarantor subsidiaries held approximately $7.2 billion, or 89% of our consolidated assets, as of December 31, 2003. Our guarantor subsidiaries held approximately $0.9 billion, or 11% of our consolidated assets, as of December 31, 2003.

Call option and warrant transactions and other transactions may affect the value of the notes and our common stock.

We have purchased a call option on our common stock and sold warrants for the purchase of our common stock, the exposure for which is held by Credit Suisse First Boston International as of the time the notes were issued. The call option and warrant transactions are expected to reduce the potential dilution from conversion of the notes. In connection with these arrangements, Credit Suisse First Boston International took positions in our common stock in secondary market transactions and/or entered into various derivative transactions at or after the pricing of the notes. Such arrangements could increase the price of our common stock. Credit Suisse First Boston International, or any transferee of any of its positions, is likely to modify its positions from time to time prior to conversion or maturity of the notes by purchasing and selling shares of our common stock, our other securities or other instruments they may wish to use in connection with such hedging. We cannot assure you that such activity will not adversely affect the market price of our common stock. In addition, the existence of the notes may encourage short selling in our common stock by market participants because the conversion of the notes could depress the price of our common stock.

The notes may not be rated or may receive a lower rating than anticipated.

We have no obligation to have the notes rated and we have no present intention to seek a rating on the notes. If one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price of the notes and our common stock would be harmed. The notes are not rated.

Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and require noteholders to return payments received from us or the guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the notes and the guarantees could be voided, or claims in respect of the notes or the guarantees could be subordinated to all other debts of ours or any guarantor if, among other things, we or the guarantor, at the time the indebtedness evidenced by the notes or its guarantee was incurred:

•	received less than reasonably equivalent value or fair consideration for the incurrence of the indebtedness;

•	were insolvent or rendered insolvent by reason of the incurrence of the indebtedness or the granting of the guarantees;

•	were engaged in a business or transaction for which our or the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we or the guarantor would incur, debts beyond our or the guarantor’s ability to pay those debts as they mature.

In addition, any payment by us or a guarantor under the notes or a guarantee could be voided and required to be returned to us or that guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or a guarantor would be considered insolvent if:

•	the sum of our or the guarantor’s debts, including contingent liabilities, were greater than the fair saleable value of all of our or the guarantor’s assets;

•	the present fair saleable value of our or the guarantor’s assets were less than the amount that would be required to pay our or the guarantor’s probable liability on our or the guarantor’s existing debts, including contingent liabilities, as they become absolute and mature; or

•	we or the guarantor could not pay our or the guarantor’s debts as they become due.

Based upon information currently available to us, we believe that the notes and the guarantees were incurred for proper purposes and in good faith and that we and each of the guarantors:

•	are solvent and will continue to be solvent after giving effect to the issuance of the notes and the guarantees, as the case may be;

•	will have enough capital for carrying on our business and the business of each of the guarantors after the issuance of the notes and the guarantees, as the case may be; and

•	will be able to pay our and each of the guarantors debts, as the case may be.

We may not be able to repurchase the notes or repay debt under our existing senior notes or warehouse credit facilities in the event of a change of control or upon the exercise of the holders’ options to require repurchase of the notes.

Upon the occurrence of certain change of control events and on specified dates, holders of the notes or may require us to repurchase all of their notes. We may not have sufficient funds at those times to make the required repurchases or restrictions in our warehouse credit facilities may not allow the repurchases. Additionally, a change of control (as defined in our indentures) or a default of our repurchase obligations would be an event of default under our warehouse credit facilities, which would permit the lenders to accelerate the debt, which also would cause an event of default under the indentures.

The source of funds for any of these repurchases will be our available cash or cash generated from other sources, including borrowing, sales of assets, sales of equity or funds provided by a new controlling entity. We cannot assure you, however, that sufficient funds will be available at those times to make any required repurchases of our notes or our senior notes and to repay debt under our warehouse credit facilities. Furthermore, the use of available cash to fund these repurchases may impair our ability to obtain additional financing in the future. Any future credit agreements or other agreements relating to indebtedness to which we may become a party may contain similar restrictions and provisions.

There is no established trading market for the notes.

There is no existing market for the notes and, although since the initial issuance of the notes, they have been eligible for trading in the PORTAL market by “qualified institutional buyers” as defined in Rule 144A under the Securities Act, there can be no assurance as to the liquidity of any markets that may develop for the notes, the ability of holders of the notes to sell their notes, or the prices at which holders would be able to sell their notes. Future trading prices of the notes will depend on many factors, including, among other things,

•	our ability to register the resales of the notes;

•	prevailing interest rates;

•	our operating results; and

•	the market for similar securities.

Prior to the issuance of the notes, the initial purchasers advised us that they intended to make a market in the notes; however, the initial purchasers are not obligated to do so and, if commenced any market making may be discontinued at any time without notice. We do not intend to apply for listing of the notes offered hereby on any securities exchange.

The conditional conversion features of the notes could result in you receiving less than the value of the common stock into which a note is convertible.

The notes are convertible into common stock only if specified conditions are met. If the specific conditions for conversion are not met you will not be able to convert your notes, and you will not be able to receive the value of the common stock into which the notes would otherwise be convertible.

Conversion of the notes will dilute the ownership interest of existing shareholders.

The conversion of some or all of the notes will dilute the ownership interest of existing shareholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

Our stock price has been volatile over the past two years and may be volatile in the future.

The market price of our common stock has fluctuated significantly in the past, including the past two years, and is likely to fluctuate significantly in the future. In addition, the securities markets have experienced significant price and volume fluctuations and the market prices of the securities of finance-related companies, including automobile finance companies, have been especially volatile. Such fluctuations can result from, among other things:

•	quarterly variations in operating results;

•	changes in analysts’ estimates;

•	monthly reported performance of our securitization trusts;

•	short-selling of our common stock;

•	significant sales of common stock or the perception that such sales could occur;

•	events affecting other companies that investors deem to be comparable to us;

•	factors which have the effect of increasing, or which investors believe may have the effect of increasing, our cost of funds, including any downgrade in our credit ratings by major rating agencies; and

•	general economic trends and conditions.

In the past, companies that have experienced volatility in the market price of their stock, including us, have been the object of securities class action litigation. Securities class action litigation could result in substantial costs and a diversion of management’s attention and resources. Because the notes are convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes. Holders who receive common stock on conversion also will be subject to the risk of volatility and depressed prices.

Our articles of incorporation and bylaws, Texas law and contractual provisions contain provisions that could discourage a takeover.

Our articles of incorporation and bylaws contain provisions which may discourage takeover attempts. These provisions may limit shareholders’ ability to approve a transaction that shareholders may think is in their best interests. Such provisions include:

•	a requirement that certain procedures must be followed before matters can be proposed for consideration at meetings of our shareholders; and

•	the ability of the Board of Directors to fix the rights and preferences of an issue of shares of preferred stock without shareholder action.

In addition, we have a shareholder rights plan that enables our shareholders (other than a hostile acquiror) to buy our shares at a substantially discounted price if any third party were to acquire more than 15% of our common stock.

Provisions of the Texas Business Corporation Act also restrict certain business combinations with interested shareholders. The provisions of our articles of incorporation, bylaws and shareholder rights plan and of Texas law are intended to encourage potential acquirors to negotiate with us and allow the Board of Directors the opportunity to consider alternative proposals in the interest of maximizing shareholder value. However, these provisions may also discourage acquisition proposals or delay or prevent a change in control.

In addition, the terms of our employment agreements with our senior executives contain provisions calling for payments upon a change of control, and our option agreements vest immediately upon occurrence of a change in control. These provisions could have the effect of increasing the cost of a change in control and thereby delay or hinder such a change in control. Our warehouse credit facilities also have provisions which give rise to events of default on the occurrence of a change in control. These provisions could have the effect of increasing the cost of a change in control of us.

Risks Relating to Our Business

Our ability to continue to purchase contracts and to fund our business is dependent on a number of financing sources.

Dependence on Warehouse Financing. We depend on warehouse credit facilities with financial institutions to finance our purchase of contracts pending a whole loan sale or securitization. At December 31, 2003 we had one warehouse credit facility with various financial institutions providing for available borrowings of up to a total of approximately $1,950 million, subject to defined borrowing bases. This facility was renewed in November 2003 and, as a result, $150 million matures in November 2004 and the remaining $1,800 million matures in November 2006.

At December 31, 2003, we had one medium term note facility with administrative agents on behalf of institutionally managed medium term note conduits that in the aggregate provides $500 million of receivables financing which matures in February 2005.

We cannot guarantee that any of these financing resources will continue to be available beyond the current maturity dates at reasonable terms or at all. The availability of these financing sources depends on factors outside of our control, including regulatory capital treatment for unfunded bank lines of credit and the availability of bank liquidity in general. If we are unable to extend or replace these facilities and arrange new warehouse credit facilities, medium term note facilities or other types of interim financing, we will have to curtail contract purchasing activities, which would have a material adverse effect on our financial position and results of operations.

Our warehouse credit facilities contain restrictions and covenants that require us to maintain specified financial ratios and satisfy specified financial tests, including maintenance of asset quality and portfolio performance tests. Failure to meet any of these covenants, financial ratios or financial tests could result in an event of default under these agreements. If an event of default occurs under these agreements, the lenders could elect to declare all amounts outstanding under these agreements to be immediately due and payable, enforce their interests against collateral pledged under these agreements and restrict or terminate our ability to obtain additional borrowings under these agreements. Our ability to meet those financial ratios and tests may be affected by events beyond our control, and we cannot guarantee that we will meet those financial ratios and tests.

Dependence on Securitization Program. Since December 1994, we have relied upon our ability to aggregate and sell receivables in the asset-backed securities market to generate cash proceeds for repayment of warehouse facilities and to purchase additional contracts from automobile dealers. Accordingly, adverse changes in our asset-backed securities program or in the asset-backed securities market for automobile receivables generally could materially adversely affect our ability to purchase and resell loans on a timely basis and upon terms reasonably favorable to us. Any adverse change or delay would have a material adverse effect on our financial position, liquidity and results of operations.

We will continue to require the execution of securitization transactions or whole loan sales as well as the renewal of our existing warehouse facility, in order to fund our future liquidity needs. There can be no assurance that funding will be available to us through these sources or, if available, that it will be on terms acceptable to us. If these sources of funding are unavailable to us on a regular basis for any reason, including the occurrence of events of default, deterioration in loss experience on the receivables, breach of financial covenants, disruption of the asset-backed market or otherwise, we will be required to revise the scale of our business, including the possible discontinuation of loan origination activities, which would have a material adverse effect on our ability to achieve our business and financial objectives.

Our ability to execute securitization transactions, and the cost of and liquidity obtained from them, is dependent upon our ability to obtain financial guaranty insurance policies to support these transactions.

To date, all but three of our securitizations in the United States have utilized credit enhancement in the form of financial guaranty insurance policies provided by various monoline insurance providers in order to achieve AAA/Aaa ratings on the insured securities issued in the securitization transactions. These ratings may reduce the costs of securitizations relative to alternative forms of financing available to us and enhance the marketability of these transactions to investors in asset-backed securities. We have committed to offering specific financial guaranty insurance providers the opportunity to provide insurance policies in connection with certain of our future securitizations; however, the financial guaranty insurance providers are not required to insure our securitizations, and there can be no assurance that they will continue to do so or that our future securitizations will be similarly rated. Our insurance providers’ willingness to insure our future securitizations is subject to many factors beyond our control, including concentrations of risk with any given insurance provider, the insurance providers’ own rating considerations, their ability to cede this risk to reinsurers and the performance of the portion of our portfolio for which the insurer has provided insurance. Alternatively, in lieu of relying on a financial guaranty insurance policy, in three of our securitizations in the United States, we have sold subordinate asset-backed securities in order to provide credit enhancement for the senior asset-backed securities and reduce the initial credit enhancement deposit required for the securitization program.

The securitization transactions we entered into in calendar year 2003 required higher initial and target enhancement levels than previous transactions. We anticipate that credit enhancement requirements will be at these higher levels on additional securitization transactions completed during fiscal 2004 and possibly beyond, requiring the use of additional liquidity to support our securitization program. A downgrade in any of our insurance providers’ credit ratings, their withdrawal of credit enhancement, an increase in required credit enhancement levels or the lack of availability of alternative credit enhancements, such as reinsurance or senior subordinated structures, for our securitization program could result in higher interest costs for our future securitizations and larger initial cash deposit requirements. The absence of a financial guaranty insurance policy may also impair the marketability of our securitizations. These events could have a material adverse effect on our financial position, liquidity and results of operations.

We believe that we may be required to utilize securitization structures involving the purchase of a financial guaranty insurance policy in order to execute securitization transactions based on current market conditions. There can be no assurance that financial guaranty insurance policies will be available and that, in their absence, funding will be available to us through the execution of securitization transactions or, if financial guaranty insurance is available, that it will be on acceptable terms. If we are unable to obtain financial guaranty insurance and, as a result, unable to execute securitization transactions on a regular basis, we would not have sufficient funds to meet our liquidity needs and, in such event, we would be required to revise the scale of our business, including the possible discontinuation of loan origination activities, which would have a material adverse effect on our ability to achieve our business and financial objectives.

Defaults and prepayments on contracts purchased or originated by us could adversely affect our operations.

Our results of operations, financial condition and liquidity depend, to a material extent, on the performance of contracts purchased. Obligors under contracts acquired or originated by us may default or prepay during the period prior to their transfer in a securitization transaction or if they remain owned by us. We bear the full risk of losses resulting from defaults during such period. The longer we hold contracts prior to their transfer to a securitization trust, the longer we are exposed to this risk. In the event of a default, the collateral value of the financed vehicle usually does not cover the outstanding loan balance and costs of recovery. We maintain an allowance for loan losses on loans owned by us, which reflects management’s estimates of inherent losses for these loans. If the allowance is inadequate, then we would recognize the losses in excess of that allowance as an expense, and results of operations could be adversely affected.

We also retain a substantial portion of the default and prepayment risk associated with the receivables that we transfer to our securitizations. A large component of the gain recognized on these sales prior to September 2002 and the corresponding assets recorded on our balance sheet are credit enhancement assets consisting of investments in trust receivables, or overcollateralization, restricted cash and interest-only receivables from trusts. Interest-only receivables from trusts are based on the present value of estimated future excess cash flows from the securitized receivables expected to be received by us. Credit enhancement assets are calculated on the basis of management’s assumptions concerning, among other things, defaults and recovery rates on repossessed vehicles. Actual defaults and recovery rates may vary from management’s assumptions, possibly to a material degree. As of December 31, 2003, credit enhancement assets were valued at $1,269 million.

We are required to deposit substantial amounts of the cash flows generated by our interests in our securitizations into additional credit enhancement. Credit enhancement assets related to our securitizations that have involved the issuance of a financial guaranty insurance policy are currently pledged to our financial guaranty insurance providers as security for our obligations to reimburse them for any amounts that may be paid out on financial guaranty insurance policies. Credit enhancement assets related to our securitizations that have involved the sale of subordinate securities also cannot be accessed by us since these assets are available only as security to protect investors in such securitizations against losses.

We regularly measure our default, recovery and other assumptions against the actual performance of securitized receivables. If we were to determine, as a result of such regular review or otherwise, that we underestimated defaults, overestimated recoveries or that any other material assumptions were inaccurate, we would be required to reduce the carrying value of our credit enhancement assets. If the change in assumptions and the impact of the change on the value of the credit enhancement assets were deemed other-than-temporary, we would record a charge to income. Additionally, for on-book securitization transactions, an allowance for loan losses is maintained to reflect inherent losses in these loans. If losses were higher than estimated, we would be required to adjust our allowance for loan losses through a charge to income, and future cash flows from securitization trusts may also be less than expected as we would be required to provide additional credit enhancement, as occurred in 2003. This could have an adverse effect on our results of operations and liquidity would be adversely affected, possibly to a material degree. In addition, an increase in defaults would reduce the size of our servicing portfolio, which would reduce our servicing income, further adversely affecting results of operations and cash flows. A material write-down of credit enhancement assets or adjustment to our allowance for loan losses and the corresponding decreases in earnings and cash flow could limit our ability to service debt and to enter into future securitizations and other financings. Although we believe that we have made reasonable assumptions as to the future cash flows of the various pools of receivables that have been sold in securitization transactions, actual rates of default and recovery rates on repossessed vehicles may differ from those assumed, and other assumptions may be required to be revised upon future events.

The negative performance of auto contracts in our portfolio could adversely affect our cash flow.

Generally, the form of credit enhancement agreements we enter into with our financial guaranty insurance providers in connection with securitization transactions contains specified limits on portfolio performance ratios (delinquency, default and net loss triggers) on the receivables included in each securitization trust. If, at any measurement date, a portfolio performance ratio with respect to any trust were to exceed the specified limits, provisions of the credit enhancement agreement would automatically increase the level of credit enhancement requirements for that trust, if a waiver was not obtained. During the period in which the specified portfolio performance ratio was exceeded, excess cash flows, if any, from the trust would be used to fund the increased credit enhancement levels instead of being distributed to us, which would have an adverse effect on our cash flows. Further, the credit enhancement requirements for each securitization trust in which FSA issued a financial guaranty insurance policy prior to September 30, 2002 are cross-collateralized to the credit enhancement requirements established in connection with each of our other FSA-insured securitization trusts prior to September 30, 2002, so that excess cash flows from a performing securitization trust insured by FSA may be used to fund increased minimum credit enhancement requirements for a non-performing securitization trust insured by FSA, which would then have an adverse effect on our cash flows.

Our securitization transactions insured by financial guaranty insurance providers since October 2002 are cross-collateralized to a more limited extent. In the event of a shortfall in the original minimum credit enhancement requirement for any of these securitization trusts after a certain period of time, excess cash flows from other transactions insured by the same insurance provider would be used to satisfy the shortfall amount. In addition, excess cash flows from certain securitization transactions would be utilized to satisfy any increased minimum credit enhancement requirements resulting from a breach of portfolio performance ratios in other transactions insured by the same insurance provider if a secured party receives a notice of a rating agency review for downgrade or if there is a downgrade of any class of notes (without taking into consideration the presence of the financial guaranty insurance policy).

As of December 31, 2003, we have exceeded our targeted net loss triggers in seven of the twelve remaining FSA-insured securitization transactions. A waiver was not granted by FSA. Accordingly, cash generated by FSA Program securitization transactions otherwise distributable to us by the trusts has been used to fund increased credit enhancement levels for the securitizations that breached their net loss triggers. In August and September 2003, the higher targeted credit enhancement levels were reached and maintained in the FSA Program securitization transactions that had breached targeted net loss triggers as of each month end. Accordingly, excess cash flow distributions of $86.3 million were distributed to us from the FSA Program for August and September 2003. However, the targeted net loss triggers were exceeded on additional FSA Program securitization trusts subsequent to September 2003 and the target net loss triggers are expected to be breached on additional FSA Program securitization trusts during the three months ended March 31, 2004. We do not expect waivers to be granted by FSA in the future with respect to securitizations that have breached portfolio performance triggers and estimate that cash otherwise distributable to us by the trusts on FSA-insured securitization transactions will continue to be used to increase credit enhancement for other FSA-insured transactions, delaying and reducing the amount to be released to us during the remainder of the fiscal year ending June 30, 2004. The diversion of cash to fund increased enhancement levels rather than being released to us has significantly reduced a primary source of our liquidity.

The negative performance of auto contracts in our portfolio could also result in our loss of servicing rights.

The agreements we enter into with our financial guaranty insurance providers in connection with securitization transactions contain additional specified targeted portfolio performance ratios (delinquency, default and net loss triggers) which are higher than the limits referred to in the preceding risk factor. If, at any measurement date, the targeted portfolio performance ratios with respect to any insured trust were to exceed these additional levels, provisions of the agreements permit our financial guaranty insurance providers to terminate our servicing rights to the receivables sold to that trust. In addition, the servicing agreements on certain insured securitization trusts are cross-defaulted so that a default under one servicing agreement would allow the financial guaranty insurance provider to terminate our servicing rights under all servicing agreements concerning securitization trusts in which they issued a financial guaranty insurance policy. Additionally, if these higher targeted portfolio performance levels were exceeded, the financial guaranty insurance providers may elect to retain all excess cash generated by other securitization transactions insured by them. This, in turn, could result in defaults under our other securitizations and other material indebtedness. We amended the cumulative net loss event of default triggers for all of our FSA program transactions completed in 2000, 2001 and 2002 in exchange for increased insurance premiums due to FSA. The amendment was effective July 1, 2003. Although we have never exceeded these additional targeted portfolio performance ratios, and with the amendment do not anticipate violating any event of default triggers for our FSA program securitizations, there can be no assurance that our servicing rights with respect to the automobile receivables in any trust will not be terminated if such targeted portfolio performance ratios are breached, if we breach our obligations under the servicing agreements, if the financial guaranty insurance provider is required to make payments under a policy, or if certain bankruptcy or insolvency events were to occur. As of December 31, 2003, no such termination events have occurred with respect to any of the trusts formed by us. The termination of any or all of our servicing rights would have a material adverse effect on our financial position, liquidity and results of operations.

Failure to implement our business strategy could adversely affect our operations.

Our financial position, liquidity and results of operations depend on our management’s ability to execute our business strategy. Key factors involved in the execution of the business strategy include:

•	achieving the desired contract purchase volume;

•	continued and successful use of proprietary scoring models for risk assessment and risk-based pricing;

•	the use of sophisticated risk management techniques;

•	continued investment in technology to support operating efficiency; and

•	continued access to significant funding and liquidity sources.

Our failure or inability to execute any element of our business strategy could materially adversely affect our financial position, liquidity and results of operations.

There is a high degree of risk associated with non-prime borrowers.

We specialize in purchasing and servicing non-prime automobile receivables. Non-prime borrowers are associated with higher-than-average delinquency and default rates. While we believe that we effectively manage these risks with our proprietary credit scoring system, risk-based loan pricing and other underwriting policies and collection methods, no assurance can be given that these criteria or methods will be effective in the future. In the event that we underestimate the default risk or under-price contracts that we purchase, our financial position, liquidity and results of operations would be adversely affected, possibly to a material degree.

Changes in general economic conditions, including periods of economic weakness, can have a material adverse impact on us.

General. We are subject to general economic conditions which are beyond our control. During periods of economic slowdown or recession, such as the United States economy has at times experienced, delinquencies, defaults, repossessions and losses generally increase. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because we focus on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on these loans are higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn. In addition, during an economic slowdown or recession, our servicing costs may increase without a corresponding increase in our servicing income. While we seek to manage the higher risk inherent in loans made to non-prime borrowers through the underwriting criteria and collection methods we employ, no assurance can be given that these criteria or methods will afford adequate protection against these risks. Any sustained period of increased delinquencies, defaults, repossessions or losses or increased servicing costs could also adversely affect our financial position, liquidity and results of operations and our ability to enter into future securitizations or whole loan sales.

Wholesale Auction Values. We sell repossessed automobiles at wholesale auction markets located throughout the United States and Canada. Auction proceeds from the sale of repossessed vehicles and other recoveries are usually not sufficient to cover the outstanding balance of the contract, and the resulting deficiency is charged-off. Decreased auction proceeds resulting from the depressed prices at which used automobiles may be sold during periods of economic slowdown or recession will result in higher credit losses for us. Furthermore, depressed wholesale prices for used automobiles may result from significant liquidations of rental or fleet inventories, and from increased volume of trade-ins due to promotional financing programs offered by new vehicle manufacturers. Our recoveries as a percentage of repossession charge-offs declined to 40.3% during the six months ended December 31, 2003 from 41.6% in fiscal 2003, 48.3% in fiscal 2002 and 51.1% in fiscal 2001, and there can be no assurance that our recovery rates will stabilize or improve in the future.

Our profitability may be directly affected by changes in interest rates.

Our profitability may be directly affected by the level of and fluctuations in interest rates, which affects the gross interest rate spread we earn on our receivables. As the level of interest rates increase, our gross interest rate spread on new originations will generally decline since the rates charged on the contracts originated or purchased from dealers are limited by statutory maximums, restricting our opportunity to pass on increased interest costs. We believe that our profitability and liquidity could be adversely affected during any period of higher interest rates, possibly to a material degree. We monitor the interest rate environment and employ pre-funding and other hedging strategies designed to mitigate the impact of changes in interest rates. We can provide no assurance, however, that pre-funding or other hedging strategies will mitigate the impact of changes in interest rates.

Our inability to recruit or retain qualified personnel could have an adverse impact on our operations.

Competition to hire personnel possessing the skills and experience we require could contribute to an increase in our employee turnover rate. High turnover or an inability to attract and retain qualified replacement personnel could have an adverse effect on our delinquency, default and net loss rates and, ultimately, our financial condition, results of operations and liquidity.

We may be unable to successfully compete in our industry.

Competition in the field of non-prime automobile finance is intense. The automobile finance market is highly fragmented and is served by a variety of financial entities including:

•	the captive finance affiliates of major automotive manufacturers;

•	banks;

•	thrifts;

•	credit unions; and

•	independent finance companies.

Many of these competitors have substantially greater financial resources and lower costs of funds than we do. In addition, our competitors often provide financing on terms more favorable to automobile purchasers or dealers than we offer. Many of these competitors also have long standing relationships with automobile dealerships and may offer dealerships or their customers other forms of financing, including dealer floor plan financing and leasing, which we do not provide. Providers of automobile financing have traditionally competed on the basis of interest rates charged, the quality of credit accepted, the flexibility of loan terms offered and the quality of service provided to dealers and customers. In seeking to establish ourselves as one of the principal financing sources at the dealers we serve, we compete predominately on the basis of our high level of dealer service and strong dealer relationships and by offering flexible loan terms. There can be no assurance that we will be able to compete successfully in this market or against these competitors.

Our business would be adversely affected if we lost our licenses or if in the future more burdensome government regulations were enacted.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations.

In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders and sales finance agencies such as us. These rules and regulations generally provide for licensing of sales finance agencies, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

We are also subject to extensive federal regulation, including the Truth in Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act. These laws require us to provide certain disclosures to prospective borrowers and protect against discriminatory lending practices and unfair credit practices. The principal disclosures required under the Truth in Lending Act include the terms of repayment, the total finance charge and the annual percentage rate charged on each loan. The Equal Credit Opportunity Act prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status. According to Regulation B promulgated under the Equal Credit Opportunity Act, creditors are required to make certain disclosures regarding consumer rights and advise consumers whose credit applications are not approved of the reasons for the rejection. In addition, the credit scoring system we use must comply with the requirements for such a system as set forth in the Equal Credit Opportunity Act and Regulation B. The Fair Credit Reporting Act requires us to provide certain information to consumers whose credit applications are not approved on the basis of a report obtained from a consumer reporting agency. Additionally, we are subject to the Gramm-Leach-Bliley Act, which requires us to maintain privacy with respect to certain consumer data in our possession and to periodically communicate with consumers on privacy matters. We are also subject to the Soldiers’ and Sailors’ Civil Relief Act, which requires us to reduce the interest rate charged on each loan to customers who have subsequently joined, enlisted, been inducted or called to active military duty.

The dealers who originate automobile finance contracts we purchase also must comply with both state and federal credit and trade practice statutes and regulations. Failure of the dealers to comply with these statutes and regulations could result in consumers having rights of rescission and other remedies that could have an adverse effect on us.

We believe that we maintain all material licenses and permits required for our current operations and are in substantial compliance with all applicable local, state and federal regulations. There can be no assurance, however, that we will be able to maintain all requisite licenses and permits, and the failure to satisfy those and other regulatory requirements could have a material adverse effect on our operations. Further, the adoption of additional, or the revision of existing, rules and regulations could have a material adverse effect on our business.

Litigation we are involved in may adversely affect our financial condition, results of operations and cash flows.

As a consumer finance company, we are subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud and breach of contract. Some litigation against us could take the form of class action complaints by consumers. As the assignee of finance contracts originated by dealers, we may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but includes requests for compensatory, statutory and punitive damages.

In fiscal 2003, several complaints have been filed by shareholders against us and certain of our officers and directors alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. These complaints have been consolidated into one action, styled Pierce v. AmeriCredit Corp., et al., pending in the United States District Court for the Northern District of Texas, Fort Worth Division; the plaintiff in Pierce seeks class action status. In Pierce, the plaintiff claims, among other allegations, that deferments were improperly granted by us to avoid delinquency triggers in securitization transactions and enhance cash flows to incorrectly report charge-offs and delinquency percentages, thereby causing us to misrepresent our financial performance throughout the alleged class period. We believe that our granting of deferments, which is a common practice within the auto finance industry, complied with the covenants contained in our securitization and warehouse financing documents, and that our deferment activities were properly disclosed to all constituents, including shareholders, asset-backed investors, creditors and credit enhancement providers.

Additionally, a complaint was filed in fiscal 2003 against us and certain of our officers and directors in the 48th Judicial District Court in Tarrant County, Texas, alleging violations of Sections 11 and 15 of the Securities Act of 1933 in connection with our secondary public offering of common stock on October 1, 2002. This lawsuit, styled Lewis v. AmeriCredit Corp., et al., has been removed by us to the United States District Court for the Northern District of Texas, Fort Worth Division. In Lewis, which seeks class action status on behalf of all persons who purchased in such secondary offering, the plaintiff alleges that our registration statement and prospectus for the offering contained untrue statements of material facts and omitted to state material facts necessary to make other statements in the registration statement not misleading.

Two shareholder derivative actions have also been served on us. On February 27, 2003, we were served with a shareholder’s derivative action filed in the United States District Court for the Northern District of Texas, Fort Worth Division, entitled Mildred Rosenthal, derivatively and on behalf of nominal defendant AmeriCredit Corp. v. Clifton H. Morris, Jr., et al. A second shareholder derivative action was filed in the District Court of Tarrant County, Texas 48th Judicial District, on August 19, 2003, entitled David Harris, derivatively and on behalf of nominal defendant AmeriCredit Corp. v. Clifton H. Morris, Jr., et al. Both of these shareholder derivative actions allege, among other complaints, that certain of our officers and directors breached their respective fiduciary duties by causing us to make improper deferments, violated federal and state securities laws and issued misleading statements. The substantive allegations in both of the derivative actions are essentially the same as those in the above-referenced class actions.

An adverse resolution of the litigation pending or threatened against us, including the proceedings specifically described above, could have a material adverse effect on our financial condition, results of operations or cash flows.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain certain forward-looking statements about our financial condition, results of operations and business. These statements may be made expressly in this document, or may be “incorporated by reference” to other documents we have filed with the SEC. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “likely,” “will,” “future,” “projects,” “plans,” “may,” “should,” “continue” or similar or comparable expressions used in this prospectus or documents incorporated by reference.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties, many of which are beyond our control, that could cause actual results to differ significantly from historical results or from those anticipated by management. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the risk factors contained in the section entitled “Risk Factors” and in our Annual Report on Form 10-K for the year ended June 30, 2003 and the following:

•	our continued reliance on our warehouse facilities, securitization program and credit enhancement arrangements;

•	our ability to make payments of principal and interest on, or refinance, our substantial indebtedness;

•	our exposure to the risk of increases in defaults and prepayments of contracts purchased and held by us prior to their securitization and the subsequent performance of receivables held in securitization trusts;

•	changes in the delinquency, default and loss rates on the receivables included in each securitization trust;

•	failure to implement our business strategy;

•	the high degree of risk associated with non-prime borrowers;

•	general economic conditions, including wholesale auction values, interest rates and labor market conditions;

•	our ability to successfully compete in our industry; and

•	our ability to maintain the material licenses and permits required for our operations.

Because these forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of those documents.

We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements.

Additional information about issues that could lead to material changes in our results, performance or achievements is contained in our filings with the SEC.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling securityholders of the notes or the common stock issuable upon conversion of the notes.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on The New York Stock Exchange under the symbol “ACF.” The following table sets forth, for the calendar periods indicated, the high and low sale prices per share of our common stock as reported on The New York Stock Exchange.

	High	Low
2004:
First Quarter (through March 1, 2004)	$19.83	$15.85
2003:
Fourth Quarter	$15.98	$10.02
Third Quarter	$12.20	$5.50
Second Quarter	$11.35	$3.34
First Quarter	$9.65	$1.55
2002:
Fourth Quarter	$9.19	$5.90
Third Quarter	$28.34	$6.04
Second Quarter	$46.93	$24.70
First Quarter	$40.30	$18.50

On March 1, 2004, the last reported sale price of our common stock on The New York Stock Exchange was $19.32 per share. As of March 1, 2004, there were approximately 300 shareholders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth certain information regarding our unaudited cash and cash equivalents and capitalization as of December 31, 2003, after giving effect to the sale by us of the notes and the cost of the convertible note hedge and warrant transactions we entered into with an affiliate of the initial purchasers. This table should be read in conjunction with the Consolidated Financial Statements and related notes thereto incorporated by reference in this prospectus.

December 31, 2003
(dollars in thousands)
Cash and cash equivalents	$524,765

Debt:
Warehouse credit facilities	$705,235
Securitization notes payable	4,556,267
9 7/8% Senior Notes due 2006	192,367
9 1/4% Senior Notes due 2009	166,244
1.75% Convertible Senior Notes due 2023	200,000
Other notes payable (1)	28,212

Total debt	5,848,325
Shareholders’ equity:
Preferred stock, $0.01 par value per share; 20,000,000 shares authorized; none issued	—
Common stock, $0.01 par value per share; 230,000,000 shares authorized; 160,511,147 shares issued	1,605
Additional paid-in capital	1,041,820
Accumulated other comprehensive income	23,584
Retained earnings	901,235
Treasury stock, at cost (3,592,491 shares)	(10,833)

Total shareholders’ equity	1,957,411

Total capitalization	$7,805,736

(1)	Consists of certain capitalized equipment leases.

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data should be read together with our most recent Annual Report on Form 10-K for the year ended June 30, 2003, and Quarterly Report on Form 10-Q for the six months ended December 31, 2003, each of which is incorporated in this prospectus by reference. The selected consolidated financial information under the captions “Statement of Income Data” and “Cash Flow Data” for each of the years in the five-year period ended June 30, 2003 and under the caption “Balance Sheet Data” for June 30, 2003 and June 30, 2002 have been derived from our audited consolidated financial statements. The consolidated financial statements as of June 30, 2003 and June 30, 2002 and for each of the years in the three-year period ended June 30, 2003, and the report of independent accountants thereon, have been incorporated by reference in this prospectus. The selected consolidated financial information under the captions “Statement of Income Data,” “Cash Flow Data” and “Balance Sheet Data” as of December 31, 2003 and December 31, 2002 and for the six months then ended have been derived from the unaudited consolidated financial statements which, except for the consolidated balance sheet as of December 31, 2002, have been incorporated by reference in this prospectus. However, in our opinion, such information reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results of operations for such periods. The results of operations for the six months ended December 31, 2003 are not necessarily indicative of the results to be expected for the entire year.

	Six Months Ended December 31,		Fiscal Years Ended June 30,
	2003	2002	2003	2002	2001	2000		1999
	(dollars in thousands, except per share data)
Statement of Income Data:
Revenue:
Finance charge income	$436,786	$224,572	$613,225	$339,430	$225,210	$124,150		$75,288
Gain on sale of receivables		132,084	132,084	448,544	301,768	209,070		169,892
Servicing income	116,951	121,844	211,330	335,855	281,239	170,251		85,966
Other income	15,992	10,633	24,642	12,887	10,007	6,209		4,310

Total revenue	569,729	489,133	981,281	1,136,716	818,224	509,680		335,456
Costs and expenses	440,422	457,647	946,795	625,220	455,864	319,388		213,766

Income before taxes	129,307	31,486	34,486	511,496	362,360	190,292		121,690
Provision for taxes	48,814	12,122	13,277	196,926	139,508	75,791		46,850

Net income	$80,493	$19,364	$21,209	$314,570	$222,852	$114,501		$74,840

Earnings Per Share:
Basic	$0.51	$0.16	$0.15	$3.71	$2.80	$1.57		$1.19
Diluted	$0.51	$0.16	$0.15	$3.50	$2.60	$1.48		$1.11
Cash Flow Data:
Net cash provided (used) by operating activities	$392,216	$1,959,912	$2,303,580	$(374,581)	$(990,401)	$(530,624	)(1)	$44,790	(1)
Net cash used by investing activities	(113,955)	(4,092,850)	(6,107,712)	(21,663)	(119,168)	(20,983	)(1)	(208,868	)(1)
Net cash (used) provided by financing activities	(70,478)	2,220,471	4,028,342	442,867	1,123,396	573,334	(1)	152,180	(1)

Net increase (decrease) in cash and cash equivalents	$207,783	$87,533	$224,210	$46,623	$13,827	$21,727		$(11,898)

Other Data:
Auto loan originations	$1,445,117	$4,306,087	$6,310,584	$8,929,352	$6,378,652	$4,427,945		$2,879,796
Auto loans securitized – Gain on Sale		2,507,906	2,507,906	8,608,909	5,300,004	3,999,999		2,770,000
Auto loans securitized – On-Book	2,322,527	2,032,287	3,979,967
Number of branches	89	232	90	251	232	196		176

Six Months Ended December 31,	Fiscal Years Ended June 30,
2003	2002	2003	2002	2001	2000	1999
(dollars in thousands)
Managed Data:
Net margin(2)	$839,742	$994,243	$1,952,181	$1,539,115	$997,501	$643,658	$400,090
Net charge-offs(3)	586,134	441,883	1,026,657	573,818	301,691	214,276	147,344
Operating expenses (excluding restructuring charges)	169,324	218,169	373,739	424,131	308,453	223,219	165,345
Managed auto receivables	12,988,339	16,208,573	14,888,778	14,762,461	10,203,746	6,649,981	4,105,468
Average managed auto receivables	13,963,109	15,682,299	15,736,512	12,464,346	8,291,636	5,334,580	3,129,463
Average principal amount per managed auto receivable (in dollars)	12,182	13,232	12,831	13,129	12,384	11,706	11,209
Managed auto receivables greater than 60 days delinquent	370,757	662,739	495,598	485,018	250,091	150,624	73,512
Net margin as a percentage of average managed auto receivables(4)	11.9%	12.6%	12.4%	12.3%	12.0%	12.0%	12.5%
Net charge-offs as a percentage of average managed auto receivables(4)	8.3%	5.6%	6.5%	4.6%	3.6%	4.0%	4.7%
Delinquencies greater than 60 days as a percentage of managed auto receivables	2.9%	4.1%	3.3%	3.3%	2.5%	2.3%	1.8%
Ratios:
Ratio of earnings to fixed charges(5)	1.9	x	1.4	x	1.2	x	4.6	x	4.0	x	3.6	x	3.9	x
Percentage of total indebtedness to total capitalization	74.9%	67.9%	75.7%	61.0%	64.6%	58.0%	55.9%
Return on average common equity(4)	8.3%	2.3%	1.2%	24.9%	26.0%	21.6	%(5)	22.0%
Operating expenses as a percentage of average managed auto receivables(4)	2.4%	2.8%	2.4%	3.4%	3.7%	4.1%	5.0%
Percentage of senior unsecured debt to total equity	28.5%	20.1%	20.1%	29.3%	35.4%	54.5%	93.8%

	December 31, 2003	June 30, 2003	June 30, 2002
	(dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$524,765	$316,921	$92,349
Interest-only receivables from Trusts	168,359	213,084	506,583
Investments in Trust receivables	644,979	760,528	691,065
Restricted cash – gain on sale Trusts	455,468	387,006	343,570
Finance receivables, net	5,618,639	4,996,616	2,198,391
Total assets	8,104,850	8,108,029	4,217,017
Warehouse credit facilities	705,235	1,272,438	1,751,974
Whole loan purchase facility		902,873
Securitization notes payable	4,556,267	3,281,370
Senior notes	358,611	378,432	418,074
Convertible senior notes	200,000
Other notes payable	28,212	34,599	66,811
Total liabilities	6,147,439	6,227,400	2,789,568
Shareholders’ equity	1,957,411	1,880,629	1,427,449

(1)	Cash flow data for the fiscal years ended June 30, 2000 and 1999 do not reflect certain reclassifications made in subsequent periods.

(2)	Net margin is the difference between (a) finance charge and other income earned on our receivables and (b) the cost to fund the receivables. Net margin is a calculation that assumes that securitized receivables have not been sold or are still on our consolidated balance sheet. Net margin is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to any other measures of performance derived in accordance with generally accepted accounting principles. The following is a reconciliation of net margin as reflected on our consolidated statements of income to our managed basis net margin (dollars in thousands).

	Six Months Ended December 31,		Fiscal Years Ended June 30,
	2003	2002	2003	2002	2001	2000	1999
Net margin as reflected on the consolidated statements of income	$307,747	$155,302	$435,642	$216,389	$119,193	$61,049	$40,806
Adjustments to reflect finance charge income earned on receivables in gain on sale Trusts	717,320	1,133,592	2,049,024	1,907,212	1,347,712	885,739	522,769
Adjustments to reflect investment income earned on cash in gain on sale Trusts	3,904	6,338	10,716	14,442	45,385	30,773	11,143
Adjustments to reflect other fees earned on receivables in gain on sale Trusts	14,071	16,109	34,436	24,468	169	—	—
Adjustments to reflect gain on sale of mortgage receivables	—	—	—	—	—	1,511	7,538
Adjustments to reflect interest expense incurred on gain on sale Trusts	(203,300)	(317,098)	(577,637)	(623,396)	(514,958)	(335,414)	(182,166)

Net margin for the managed finance receivables portfolio	$839,742	$994,243	$1,952,181	$1,539,115	$997,501	$643,658	$400,090

(3)	During the three months ended December 31, 2003, we changed our repossession charge-off policy to charge-off accounts when the automobile is repossessed and legally available for disposition. Previously, we charged off accounts at the time the automobile was repossessed and disposed of at auction.

(4)	Data for the six-month periods ended December 31, 2003 and 2002 have been annualized.

(5)	Represents the ratio of the sum of income before taxes plus fixed charges for the period to fixed charges. Fixed charges, for the purpose of this computation, represents interest and a portion of rentals representative of an implicit interest factor for such rentals.

(6)	Excludes charge for the closing of our mortgage business in fiscal 2000.

MANAGEMENT

The following table sets forth certain information regarding our executive officers as of March 1, 2004:

Name	Age	Position with the Company
Clifton H. Morris, Jr.	68	Chairman of the Board and Chief Executive Officer

Daniel E. Berce	50	President

Preston A. Miller	40	Executive Vice President, Chief Financial Officer and Treasurer

Mark Floyd	51	Executive Vice President, Chief Operating Officer

Edward H. Esstman	63	Executive Vice President

Steven P. Bowman	36	Executive Vice President, Chief Credit Officer

Chris A. Choate	41	Executive Vice President, Chief Legal Officer and Secretary

Clifton H. Morris, Jr. has been a director since 1988. Mr. Morris has been Chairman of the Board since July 2000 and served as Chief Executive Officer from April 2003 to the present and from May 1988 to July 2000. Mr. Morris also served as President from May 1988 until April 1991 and from April 1992 to November 1996. Mr. Morris is also a director of Service Corporation International, a publicly held company that owns and operates funeral homes and related businesses, and Cash America International, a publicly held pawn brokerage company.

Daniel E. Berce has been a director since 1990. Mr. Berce has been President since April 2003. Mr. Berce was Vice Chairman and Chief Financial Officer from November 1996 until April 2003. Mr. Berce served as Executive President, Chief Financial Officer and Treasurer from November 1994 until November 1996. Mr. Berce is also a director of Curative Health Services, Inc., a publicly held company that provides specialty health care services, and AZZ incorporated, a publicly held company that manufactures specialty electrical equipment and provides galvanizing services to the steel fabrication industry.

Preston A. Miller has been Executive Vice President, Chief Financial Officer and Treasurer since April 2003. Mr. Miller was Executive Vice President, Treasurer from July 1998 until April 2003. He served as Senior Vice President, Treasurer from November 1996 until July 1998 and Vice President, Controller from November 1994 until November 1996.

Mark Floyd has been Executive Vice President, Chief Operating Officer since April 2003. He served as President, Dealer Services from August 2001 until April 2003. He served as Executive Vice President, Dealer Services from November 1999 to August 2001 and was Senior Vice President, Director Strategic Alliance from January 1998 to November 1999. Mr. Floyd was Senior Vice President, Strategic Alliance from September 1997 to January 1998.

Edward H. Esstman has been a director since 1996. Mr. Esstman has been Executive Vice President since April 2003 and was Vice Chairman from August 2001 until April 2003. Mr. Esstman served as Executive Vice President, Dealer Services and Co-Chief Operating Officer from October 2000 to August 2001, Executive Vice President, Dealer Services from October 1999 to October 2000, Executive Vice President, Auto Finance Division from November 1996 to October 1999 and Senior Vice President and Chief Credit Officer from November 1994 to November 1996.

Steven P. Bowman has been Executive Vice President, Chief Credit Officer since March 2000. He served as Senior Vice President, Risk Management from May 1998 until March 2000 and was Vice President, Risk Management from June 1997 until May 1998. From February 1996 until June 1997, Mr. Bowman was Assistant Vice President, Risk Management.

Chris A. Choate has been Executive Vice President, Chief Legal Officer and Secretary since November 1999. He served as Senior Vice President, General Counsel and Secretary from November 1996 to November 1999. Mr. Choate was Vice President, General Counsel and Secretary from November 1994 until November 1996.

DESCRIPTION OF THE NOTES

We issued the notes under an indenture dated as of November 18, 2003 among us, the guarantors and HSBC Bank USA, as trustee. The following summarizes some, but not all, provisions of the notes and the indenture. We urge you to read the indenture because the indenture, and not this description, defines your rights as a holder of the notes. A copy of the form of indenture and the form of certificate evidencing the notes is available to you upon request.

In this section of the prospectus entitled “Description of the Notes,” when we refer to “AmeriCredit,” “we,” “our,” or “us,” we are referring to AmeriCredit Corp. and not to any of its subsidiaries.

General

The Notes

The notes:

•	are limited to $200,000,000 aggregate principal amount;

•	will mature on November 15, 2023, unless earlier converted by you, redeemed at our option or purchased by us at your option;

•	bear interest at a per annum rate of 1.75%, payable semi-annually, on each May 15 and November 15, beginning on May 15, 2004;

•	will bear additional interest if we fail to comply with certain obligations as set forth below under “—Registration Rights Granted to the Initial Purchasers of the Notes;”

•	were issued only in denominations of $1,000 principal amount and multiples thereof;

•	are represented by one or more registered notes in global form as described under “—Book-Entry, Delivery and Form;”

•	are our general senior unsecured obligations that rank senior in right of payment to all existing and future debt that is expressly subordinated in right of payment to the notes, rank equally in right of payment with all of our existing and future liabilities that are not so subordinated and effectively rank junior to any of our secured indebtedness to the extent of the assets securing such indebtedness;

•	are convertible into common stock as described under “—Conversion of Notes;”

•	are redeemable by us for cash beginning on November 15, 2008 as described under “—Optional Redemption by AmeriCredit;” and

•	are subject to repurchase by us at the option of the holders on November 15, 2008, November 15, 2013 and November 15, 2018 or upon specific types of a change in control as described under “—Purchase of Notes at Your Option on Specified Dates” and “—Purchase of Notes at Your Option upon a Change in Control.”

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secured debt will be available to pay obligations on the notes only after all secured debt has been repaid in full from such assets. As of December 31, 2003, we had total secured indebtedness of approximately $5.3 billion.

Neither we nor our subsidiaries are restricted from paying dividends, incurring debt or issuing or repurchasing our securities under the indenture. In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction or a change in control of AmeriCredit, except to the extent described under “—Purchase of Notes at Your Option upon a Change in Control.”

We will maintain an office in The City of New York where the notes may be presented for registration, transfer, exchange or conversion. This office will initially be an office or agency of the trustee. Except under limited circumstances described below, the notes will be issued only in fully-registered book-entry form, without coupons, and will be represented by one or more global notes. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

Interest

The notes bear interest at the annual rate of 1.75% from the date of issuance. Interest is payable on May 15 and November 15 of each year, beginning on May 15, 2004, subject to limited exceptions if the notes are converted or purchased prior to the relevant interest payment date. The record dates for the payment of interest are May 1 and November 1 immediately preceding the relevant interest payment date. We may, at our option, pay interest on the notes by check mailed to the holders. However, a holder with an aggregate principal amount in excess of $1 million will be paid by wire transfer in immediately available funds upon its election if the holder has provided us with wire transfer instructions at least 10 business days prior to the payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. We are not required to make any payment on the notes due on any day which is not a business day until the next succeeding business day. The payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time.

The Subsidiary Guarantees

The notes are guaranteed by the same subsidiaries that are guarantors of our outstanding 9 7/8% Senior Notes due 2006, issued pursuant to that certain Indenture, dated as of April 20, 1999, as amended, among us, the guarantors named therein and Bank One, NA, and our outstanding 9¼% Senior Notes due 2009, issued pursuant to that certain Indenture, dated as of June 19, 2002, as amended, among us, the guarantors named therein and Bank One, NA. These subsidiary guarantees are joint and several obligations of the guarantors. Each subsidiary guarantee ranks senior in right of payment with any existing and future subordinated indebtedness of that guarantor and ranks equally in right of payment with all senior debt of that guarantor. Each subsidiary guarantee effectively ranks junior to any secured indebtedness of that guarantor to the extent of the assets securing such indebtedness. The obligations of each guarantor under its subsidiary guarantee are limited as necessary to prevent that subsidiary guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees and require noteholders to return payments received from us or the guarantors.” A subsidiary guarantee with respect to a note will automatically terminate immediately prior to such note’s conversion.

Not all of our subsidiaries guarantee the notes. As of the date of the indenture, the following entities, which hold substantial assets, are securitization trusts and will not guarantee the Notes: AFS Funding Corp., AFS Funding Trust, AFS SenSub Corp., AmeriCredit Funding Corp. VII and AmeriCredit MTN Corp. III. See “Risk Factors—Because of our holding company structure and the security interests our subsidiaries have granted in their assets, the repayment of the notes are effectively subordinated to substantially all of our other debt, other than our existing senior notes.” The notes are effectively subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of our non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us, except to the extent that we are recognized as a creditor of the non-guarantor subsidiary, in which case our claims would still be subordinate in right of payment to any security in the assets of the non-guarantor subsidiary. The non-guarantor subsidiaries held approximately 89% of our consolidated assets as of December 31, 2003.

Guarantors may, without the consent of the holders of notes, consolidate with, merge with or into or transfer all or substantially all of their assets to any other corporation organized under the laws of the United States or any of its political subdivisions provided that:

•	the surviving corporation assumes all of the guarantor’s obligations under the indenture;

•	at the time of such transaction, no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

•	certain other conditions are met.

The subsidiary guarantee of the guarantor will be released:

•	in connection with any sale or other disposition of all or substantially all of the assets of that guarantor (including by way of merger or consolidation); or

•	in connection with any sale of all of the capital stock of a guarantor.

The indenture provides that if we or any of our subsidiaries acquires or creates a subsidiary after the date of the indenture, other than special purpose subsidiaries used in our securitization or warehouse programs or comparable transactions, then such subsidiary will execute a guarantee in accordance with the terms of the indenture and deliver an opinion of counsel.

Conversion of Notes

General

Holders may surrender the notes for conversion into shares of our common stock at a conversion price of $18.6825 per share, which is equivalent to a conversion rate of approximately 53.5260 shares per $1,000 principal amount of notes, subject to the conversion rate adjustments described below, if any of the following conditions is satisfied:

•	during any fiscal quarter prior to November 15, 2018, if the closing sale price of our common stock for at least 20 trading days in the 30 consecutive trading-day period ending on the first day of such fiscal quarter is more than 120% of the conversion price per share of our common stock on the first day of such fiscal quarter;

•	on or after November 15, 2018, at any time after the closing sale price of our common stock on any trading day is more than 120% of the conversion price per share of our common stock on such trading day, through the close of business on November 15, 2023;

•	during the five business day period after any five consecutive trading-day period if the average of the trading prices of the notes for such five consecutive trading-day period is less than 98% of the average of the conversion values of the notes during that period, subject to certain limitations;

•	if we have called the notes for redemption;

•	during any period in which the notes are rated at or below CCC+ by Standard & Poor’s Rating Group or Caa1 by Moody’s Investors Service, Inc. or if the credit rating assigned to the notes is suspended or withdrawn by both such rating agencies or, once rated, if the notes are no longer rated by at least one of these rating agencies, although we are under no obligation to have the notes rated; or

•	if we make certain significant distribution to holders of our common stock or we enter into specified corporate transactions.

We describe each of these conditions in greater detail below.

Conversion Upon Satisfaction of Market Price Condition

Holders may surrender notes for conversion into shares of our common stock during any fiscal quarter prior to November 15, 2018, if the closing sale price of our common stock on The New York Stock Exchange, or if the shares are not then quoted on The New York Stock Exchange, such other principal national securities exchange on which our common stock is listed, for at least 20 trading days in the 30 consecutive trading-day period ending on the first day of such fiscal quarter is more than 120% of the conversion price per share of our common stock on the first day of such fiscal quarter.

Holders may surrender notes for conversion into shares of our common stock on or after November 15, 2018, at any time after the closing sale price of our common stock on The New York Stock Exchange, or if the shares are not then quoted on The New York Stock Exchange, such other principal national securities exchange on which our common stock is listed, on any trading day exceeds 120% of the conversion price per share of our common stock on such trading day, through the close of business on November 15, 2023.

The “sale price” of our common stock on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which our common stock is traded.

The conversion agent will, on our behalf, determine daily if the notes are convertible and will notify us and the trustee if the notes become convertible.

Conversion Upon Trading Price of Notes Falling Below Trading Value of the Notes

If after any five consecutive trading-day period in which the average of the trading prices (defined below) for the notes for that five consecutive trading-day period was less than 98% of the average of the conversion values (defined below) for the notes during that period, a holder may surrender notes for conversion at any time during the following 5 business days; provided, however, that no notes may be converted based on the satisfaction of this condition during the five-year period immediately preceding the maturity date of the notes.

We define “trading price” in the indenture to mean, on any date of determination, the average of the secondary bid quotations per note obtained by the conversion agent for $5,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided, that if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If the conversion agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from an independent nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price of the notes will equal (a) the applicable conversion rate of the notes multiplied by (b) the closing sale price of our common stock on The New York Stock Exchange.

We define the “conversion value” of a note in the indenture to mean the product of the last reported bid price of our common stock on any date of determination multiplied by the conversion rate of the note in effect on that date, which is the number of shares of our common stock into which the note is convertible.

Conversion Upon Notice of Redemption

A holder may surrender for conversion a note called for redemption at any time prior to the close of business one business day prior to the redemption date, even if it is not otherwise convertible at such time. If you have already delivered a purchase notice or notice of your exercise of your option to require us to repurchase your notes upon the occurrence of a change in control (defined below) with respect to a note, however, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Conversion Upon a Change in Rating Levels

A holder may surrender its notes for conversion into shares of our common stock at any time during any period in which the notes are rated at or below CCC+ by Standard & Poor’s Rating Group or Caa1 by Moody’s Investors Service, Inc., or if the credit rating assigned to the notes is suspended or withdrawn by both such rating agencies or, once rated, if the notes are no longer rated by at least one of these rating agencies, although we are under no obligation to have the notes rated. A change in our overall credit rating that does not result in changes in the ratings on the notes outlined in the previous sentence does not allow a holder to surrender its notes for conversion into shares of our common stock.

Conversion Upon Specified Corporate Transactions

Even if the market price contingency described above under “—Conversion of Notes—Conversion Upon Satisfaction of Market Price Condition” has not occurred, if we elect to distribute to all holders of our common stock:

•	certain rights or warrants entitling them to subscribe for or purchase our common stock at less than the current market price (as defined in the indenture) on the record date for such issuance, or

•	cash, debt securities (or other evidence of indebtedness) or other assets (excluding dividends or distributions described in clauses (1) or (2) of the description below of adjustments to the conversion rate), which distribution, together with all other such distributions within the preceding twelve months, has a per share value exceeding 5% of the current market price of our common stock as of the trading day immediately preceding the declaration date for such distribution, we must notify the holders of the notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that such distribution will not take place.

In addition, in the event that we are a party to a consolidation, merger, transfer or lease of all or substantially all of our assets or a merger which reclassifies or changes our common stock pursuant to which our common stock would be converted into cash, securities or other assets, the notes may be surrendered for conversion at any time from or after the date which is 15 days prior to the anticipated effective time of the transaction until 15 days after the actual date of such transaction. If the transaction also constitutes a “change in control,” the holder can require us to purchase all or a portion of its notes as described under “—Purchase of Notes at Your Option upon a Change in Control.”

The right of conversion attaching to any note may be exercised (a) if such note is represented by a global security, by book-entry transfer to the conversion agent (which will initially be the trustee) through the facilities of DTC, or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied, in either case, by a duly signed and completed notice of conversion and appropriate endorsements and transfer documents if required by the conversion agent. The conversion date shall be the date on which the note and all of the items required for conversion shall have been so delivered and the requirements for conversion have been met. A holder delivering a note for conversion will be required to pay any taxes or duties payable in respect of the issue or delivery of our common stock upon conversion in a name other than that of the holder.

A holder may convert fewer than all of such holder’s notes so long as the notes converted are in integral multiples of $1,000 principal amount. In lieu of issuing fractional shares of common stock upon conversion of notes, we will pay cash for the fractional amount based upon the closing market price of the common stock on the last trading day prior to the date of conversion.

If the notes are called for redemption or are subject to purchase following a change in control, your conversion rights on the notes called for redemption or so subject to purchase will expire at the close of business on the last business day before the redemption date or purchase date, as the case may be, or such earlier date as the notes are presented for redemption or for purchase, unless we default in the payment of the redemption price or purchase price, in which case your conversion right will terminate at the close of business on the date the default is cured and the notes are redeemed or purchased. If you have submitted your notes for purchase upon a change in control, you may only convert your notes if you withdraw your election in accordance with the indenture.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate in any of the transactions described below.

(1) If we issue shares of our common stock as a dividend or distribution on our common stock, or if we effect a stock split or stock combination, the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	OS’
OS0

where,

CR0	=	the conversion rate in effect immediately prior to such event
CR’	=	the conversion rate in effect immediately after such event
OS0	=	the number of shares of our common stock outstanding immediately prior to such event
OS’	=	the number of shares of our common stock outstanding immediately after such event

(2) If we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 60 days to subscribe for or purchase shares of our common stock, or securities convertible into shares of our common stock, at a price per share or a conversion price per share less than the sale price of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR’ = CR0 ×	OS0 + X
OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to such event
CR’	=	the conversion rate in effect immediately after such event
OS0	=	the number of shares of our common stock outstanding immediately prior to such event
X	=	the total number of shares of our common stock issuable pursuant to such rights
Y	=	the number of shares of our common stock equal to the aggregate price payable to exercise such rights divided by the average sale price of our common stock for the ten days prior to the business day immediately preceding the record date for the issuance of such rights

(3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:

•	dividends, distributions and rights or warrants referred to in clause (1) or (2) above; and

•	dividends or distributions in cash referred to in clause (4) below;

then the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	SP0
SP0 –FMV

where,

CR0	=	the conversion rate in effect immediately prior to such distribution
CR’	=	the conversion rate in effect immediately after such distribution
SP0	=	the average sale price per share of our common stock for the ten days prior to the business day immediately preceding the record date for such distribution
FMV	=	the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the record date for such distribution

(4) If we make cash distributions to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR’ = CR0 ×	SP0
SP0 –C

where,

CR0	=	the conversion rate in effect immediately prior to the record date for such distribution
CR’	=	the conversion rate in effect immediately after the record date for such distribution
SP0	=	the average sale price of our common stock for the ten days prior to the business day immediately preceding the record date of such distribution
C	=	the amount in cash per share we distribute to holders of our common stock

(5) If we or any of our subsidiaries purchase shares of our common stock pursuant to a tender offer, the conversion rate will be increased based on the following formula:

CR’ = CR0 ×	AC (SP’ × OS’)
OS0 × SP’

where,

CR0	=	the conversion rate in effect on the date such tender offer expires
CR’	=	the conversion rate in effect on the day next succeeding the date such tender offer expires
AC	=	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid for shares purchased in such tender offer
OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender offer expires
OS’	=	the number of shares of our common stock outstanding immediately after the date such tender offer expires
SP’	=	the average sale price of our common stock for the ten days commencing on the trading day next succeeding the date such tender offer expires

If however, the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

To the extent that we have a rights plan in effect upon conversion of the notes into common stock, the holders will receive, in addition to the common stock, the rights described in our rights plan, whether or not the rights have separated from the common stock at the time of conversion, subject to certain limited exceptions. If we implement a new rights plan, we are required under the indenture to provide that the holders of notes will receive the rights upon conversion of the notes, whether or not these rights were separated from the common stock prior to conversion, subject to certain limited exceptions.

In the event of:

•	any reclassification of our common stock;

•	a consolidation, merger or combination involving AmeriCredit; or

•	a sale or conveyance to another person of the property and assets of AmeriCredit as an entirety or substantially as an entirety,

in which holders of our outstanding common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, holders of notes will generally be entitled to convert their notes, subject to the conditions described above, into the same type of consideration received by common stock holders immediately prior to one of these types of events.

You may, in some circumstances, be deemed to have received a distribution or dividend subject to United States federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate.

We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 days if our Board of Directors determines that such increase would be in our best interest. We are required to give at least 15 days prior notice of any increase in the conversion rate. We may also increase the conversion rate to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event.

Optional Redemption by AmeriCredit

On or after November 15, 2008, upon at least 30 days and no more than 60 days notice, we may redeem for cash, in whole or in part, the notes at a redemption price equal to 100% of the principal amount of the notes being redeemed (except that notes redeemed on November 15, 2008 shall have a redemption price equal to 100.25% of the principal amount), in each case, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the redemption date.

Holders may convert notes or portions of notes called for redemption even if the market price contingency described under “—Conversion of Notes” has not occurred, until the close of business on the business day prior to the redemption date.

If we decide to redeem fewer than all of the notes, the trustee will select the notes to be redeemed by lot, or in its discretion, on a pro rata basis. If any note is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. If a portion of your notes is selected for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be part of the portion selected for redemption.

No sinking fund is provided for the notes.

Purchase of Notes at Your Option on Specified Dates

On November 15, 2008, November 15, 2013 and November 15, 2018, holders may require us to purchase for cash any outstanding notes for which a holder has properly delivered and not withdrawn a written purchase notice, subject to certain additional conditions. Holders may submit their notes for purchase to the paying agent at any time from the opening of business on the date that is 20 business days prior to the purchase date until the close of business on the business day prior to the purchase date.

We will purchase each outstanding note for which a holder has properly delivered and not withdrawn a written purchase notice at a purchase price equal to 100% of the principal amount of the notes being redeemed (except that notes purchased on November 15, 2008 shall have a purchase price equal to 100.25% of the principal amount), in each case, plus any accrued and unpaid interest, including additional interest, if any, to, but excluding, the purchase date.

We will pay the purchase price in cash. For a discussion of the tax treatment of a holder receiving cash, see “United States Federal Income Tax Considerations—U.S. Holders—Sale, Exchange or Redemption of Notes.”

Required Notices and Procedure

On a date not less than 20 business days prior to each purchase date, we are required to give notice to all holders at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, stating, among other things, the procedures that holders must follow to require us to purchase their notes.

The purchase notice given by each holder electing to require us to purchase notes must be given so as to be received by the paying agent no later than the close of business on the business day prior to the purchase date and must state:

•	if certificated notes have been issued, the certificate numbers of the holder’s notes to be delivered for purchase;

•	the aggregate principal amount of notes to be purchased; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes.

A holder may withdraw any purchase notice by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the purchase date. The notice of withdrawal shall state:

•	if certificated notes have been issued, the certificate numbers of the notes being withdrawn;

•	the aggregate principal amount of the notes being withdrawn; and

•	the aggregate principal amount, if any, of the notes that remain subject to the purchase notice.

In connection with any purchase offer, we will:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes.

Our obligation to pay the purchase price for a note as to which a purchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. We will cause the purchase price for the note to be paid promptly following the later of the purchase date or the time of delivery of the note.

If the paying agent holds money or securities sufficient to pay the purchase price of the note on the business day following the purchase date in accordance with the terms of the indenture, then, immediately after the purchase date, the note will cease to be outstanding and interest on such note will cease to accrue, whether or not the note is delivered to the paying agent. After the note ceases to be outstanding, all other rights of the holder shall terminate, other than the right to receive the purchase price upon delivery of the note.

Certain of our debt agreements may limit our ability to purchase notes.

Purchase of Notes at Your Option upon a Change in Control

If a change in control occurs, you will have the option to require us to purchase for cash all or any part of your notes on the day that is 30 business days after the occurrence of such change in control (the “change in control purchase date”) at a purchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the purchase date. Notes submitted for purchase must be in integral multiples of $1,000 principal amount.

We will mail to the trustee and to each holder a written notice of the change in control within 10 business days after the occurrence of such change in control. This notice shall state certain specified information, including:

•	information about, and the terms and conditions of, the change in control;

•	information about the holders’ right to convert the notes;

•	the holders’ right to require us to purchase the notes;

•	the procedures required for exercise of the purchase option upon the change in control; and

•	the name and address of the paying and conversion agents.

You must deliver written notice of your exercise of this purchase right to the paying agent at any time prior to the close of business on the business day prior to the change in control purchase date. The written notice must specify the notes for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent at any time prior to the close of business on the business day prior to the change in control purchase date.

A change in control will be deemed to have occurred if any of the following occurs:

•	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of AmeriCredit and its subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than in the ordinary course of business;

•	the adoption of a plan relating to the liquidation or dissolution of AmeriCredit;

•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined below), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of our voting stock (measured by voting power rather than number of shares);

•	the first day on which a majority of the members of our board of directors are not continuing directors;

•	we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock converted into or exchanged for cash, securities or other property, other than any such transaction where our voting stock outstanding immediately prior to such transaction is converted into or exchanged for voting stock (other than disqualified stock) of the surviving or transferee person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee person (immediately after giving effect to such issuance); or

•	a termination of listing in which our common stock or other common stock into which the notes are convertible is neither listed for trading on a United States national securities exchange nor quoted on The Nasdaq National Market.

However, a change in control will not be deemed to have occurred if either:

•	the last sale price of our common stock for any five trading days during the ten trading days immediately preceding the change in control is at least equal to 105% of the conversion price in effect on such day; or

•	in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the change in control consists of common stock traded on a United States national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such change in control) and as a result of such transaction or transactions the notes become convertible solely into such common stock.

For purposes of this change in control definition:

•	“person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

•	“board of directors” means the Board of Directors or other governing body charged with the ultimate management of any person, or any duly authorized committee thereof;

•	“capital stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person;

•	“continuing director” means, as of any date of determination, any member of our board of directors who: (1) was a member of such board of directors on the date of the indenture; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election;

•	“disqualified stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the capital stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; and

•	“voting stock” of any person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the board of directors of such person.

The term “all or substantially all” as used in the definition of change in control will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of “all or substantially all” of our assets.

We will under the indenture:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes upon a change in control.

This change in control purchase feature may make it more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the change in control purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the change in control purchase feature is a result of negotiations between us and the initial purchasers.

We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a change in control but would increase the amount of debt, including senior indebtedness, outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including senior indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

Certain of our debt agreements may prohibit our redemption or repurchase of the notes and provide that a change in control constitutes an event of default.

If a change in control were to occur, we may not have sufficient funds to pay the change in control purchase price for the notes tendered by holders. In addition, we may in the future incur debt that has similar change of control provisions that permit holders of this debt to accelerate or require us to repurchase this debt upon the occurrence of events similar to a change in control.

Events of Default

Each of the following constitutes an event of default under the indenture:

(1)	we fail to pay principal or premium, if any, on any note when due;

(2)	we fail to pay any interest, including additional interest, if any, on any note when due if such failure continues for 30 days;

(3)	we fail to comply with or observe any other covenant or warranty in the indenture or the notes if such failure continues for 60 days after written notice is given in accordance with the terms of the indenture;

(4)	we fail to convert notes into shares of our common stock upon exercise of a holder’s conversion right pursuant to the indenture if such failure continue for 10 days;

(5)	we fail to pay the purchase price of any note when due;

(6)	we fail to provide timely notice of a change in control;

(7)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our subsidiaries (or the payment of which is guaranteed by us or any of our subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of the indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “payment default”) or (b) results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(8)	except as permitted by the indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting in behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; and

(9)	certain events in bankruptcy, insolvency or reorganization involving us or any of our subsidiaries.

If an event of default, other than an event of default described in clause (9) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately. If an event of default described in clause (9) above occurs with respect to us, the principal amount of the notes will automatically become immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived. Subject to the trustee’s duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the trustee reasonable indemnity.

Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder has any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

•	the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any premium or interest on any note on or after the applicable due date or the right to convert the note in accordance with the indenture.

Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default unless:

•	we fail to pay principal, premium or any interest on any note when due;

•	we fail to convert any note into common stock; or

•	we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.

We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

Modification and Waiver

We and the trustee may amend or supplement the indenture or the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the note holders. However, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding note if such amendment, supplement or waiver would:

•	change the stated maturity of the principal of, or any interest on, any note;

•	reduce the principal amount of or any premium or interest on any note;

•	reduce the amount of principal payable upon acceleration of the maturity of any note;

•	change the currency of payment of principal of, or any premium or interest on, any note;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, any note;

•	modify the provisions with respect to the purchase rights of the holders upon described under “—Purchase of Notes at Your Option on Specified Dates” and “—Purchase of Notes at Your Option upon a Change of Control” in a manner adverse to holders;

•	adversely affect the right of holders to convert notes other than as provided in the indenture;

•	reduce the percentage in principal amount of outstanding notes required for modification or amendment of the indenture;

•	reduce the percentage in principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify provisions with respect to modification and waiver (including waiver of events of default), except to increase the percentage required for modification or waiver or to provide for consent of each affected note holder; or

•	waive a default or event default in the payment of principal of or premium, if any, or interest on the notes or waive a redemption payment with respect to any note.

We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the note holders to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any note holder, as set forth in the indenture.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any person in a transaction in which we are not the surviving person or convey, transfer or lease our properties and assets substantially as an entirety to any successor person, unless:

•	the successor person, if any, is a corporation organized and existing under the laws of the United States, any state of the United States, or the District of Columbia and assumes our obligations on the notes and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	other conditions specified in the indenture are met.

Registration Rights Granted to the Initial Purchasers of the Notes

The following summary of the registration rights provided in the registration rights agreement and the notes is not complete. You should refer to the registration rights agreement and the notes for a full description of the registration rights that apply to the notes.

We and the initial purchasers entered into a registration rights agreement on November 18, 2003. In this agreement, we and the guarantors agreed to file the shelf registration statement of which this prospectus is a part under the Securities Act not later than 90 days after the latest date of original issuance of the notes to register resales of the notes and the shares of common stock into which the notes are convertible. The notes and the common stock issuable upon conversion of the notes are referred to collectively as registrable securities. We and the guarantors will use best efforts to have the shelf registration statement of which this prospectus is a part declared effective as promptly as practicable but not later than 180 days after the latest date of original issuance of the notes, and to keep it effective until the earliest of:

(1)	two years from the date of the shelf registration statement of which this prospectus is a part;

(2)	the date when all registrable securities shall have been registered under the Securities Act and disposed of; and

(3)	the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act.

We are permitted to suspend the use of this prospectus for a period not to exceed an aggregate of 30 days in any 90-day period or an aggregate of 90 days in any twelve-month period under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events.

A holder of registrable securities that sells registrable securities pursuant to the shelf registration statement of which this prospectus is a part generally is required to provide information about itself and the specifics of the sale, be named as a selling securityholder in this prospectus, deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreements which are applicable to such holder.

We will be required to facilitate an underwritten offering only if the aggregate principal amount of registrable securities subject to such underwritten offering is at least $40 million or, if less, represents the remaining amount entitled to be included in the shelf registration statement.

If:

(1)	on or prior to the 180th day after the latest date of original issuance of the notes, the shelf registration statement of which this prospectus is a part has not been declared effective by the SEC; or

(2)	after the shelf registration statement of which this prospectus is a part has been declared effective, such shelf registration statement ceases to be effective, or this prospectus ceases to be usable (subject to certain exceptions) in connection with resales of notes and the common stock issuable upon the conversion of the notes, in accordance with and during the periods specified in the registration rights agreement and (A) unless we declare a suspension period to be in effect, we do not cure the shelf registration statement within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (B) if applicable, we do not terminate the suspension period described above by the 45th day or 90th day, as the case may be,

(we refer to each such event described above in clauses (1) and (2) as a registration default), interest will accrue on the notes and the underlying shares of common stock that are registrable securities, from and including the date on which any such registration default occurs to, but excluding, the date on which the registration default has been cured, at the rate of 0.5% per year for the notes (or an equivalent amount for any common stock issued upon conversion of the notes that are registrable securities). We have no other liabilities for monetary damages with respect to our registration obligations. With respect to each holder, our obligations to pay interest remain in effect only so long as the notes and the common stock issuable upon the conversion of the notes held by the holder are “registrable securities” within the meaning of the registration rights agreement.

We gave notice of our intention to file the shelf registration statement of which this prospectus is a part, which we refer to as a filing notice, to each of the holders of the notes in the same manner as we would give notice to holders of notes under the indenture.

We will give notice to all holders who have provided us with the notice and questionnaire described below of the effectiveness of the shelf registration statement. Holders will need to complete the notice and questionnaire (available from us) prior to any intended distribution of their registrable securities pursuant to the shelf registration statement of which this prospectus is a part. We refer to this form of notice and questionnaire as the “questionnaire.” Holders are required to deliver the questionnaire prior to the effectiveness of the shelf registration statement so that they can be named as a selling securityholder in this prospectus. Upon receipt of completed questionnaires after the effectiveness of the shelf registration statement of which this prospectus is a part, we will, within five business days, file any amendments or supplements to the shelf registration statement so that such holders may use this prospectus, subject to our right to suspend its use under certain circumstances.

We will pay all registration expenses of the shelf registration of the securities covered by this prospectus, provide each holder that is selling registrable securities pursuant to the shelf registration statement copies of this prospectus and take other actions as are required to permit, subject to the foregoing, unrestricted resales of the registrable securities. Selling securityholders remain responsible for all selling expenses (i.e., commissions and discounts).

Transfer and Exchange

We have initially appointed the trustee as the security registrar, paying agent and conversion agent, acting through its corporate trust office. We reserve the right to:

•	vary or terminate the appointment of the security registrar, paying agent or conversion agent;

•	appoint additional paying agents or conversion agents; or

•	approve any change in the office through which any security registrar or any paying agent or conversion agent acts.

Purchase and Cancellation

All notes surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. Any notes purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled. Any notes held by us or one of our subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of note holders.

Replacement of Notes

We will replace mutilated, destroyed, stolen or lost notes at your expense upon delivery to the trustee of the mutilated notes, or evidence of the loss, theft or destruction of the notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.

Governing Law

The indenture and the notes are governed by, and will be construed in accordance with, the law of the State of New York.

Concerning the Trustee

HSBC Bank USA has agreed to serve as the trustee under the indenture. The trustee will be permitted to deal with us and any of our affiliates with the same rights as if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate such conflict or resign.

The holders of a majority in principal amount of all outstanding notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. However, any such direction may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability.

Book-Entry, Delivery and Form

We initially issued the notes in the form of one or more global securities. The global securities have been deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called “certificated securities”) will be issued only in certain limited circumstances described below.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC (called “participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the initial purchasers. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal of, premium, if any, and any interest on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or any interest on the global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depository for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants and which will be legended, if required, as set forth under the heading “Transfer Restrictions.”

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

DESCRIPTION OF CAPITAL STOCK

Common Stock

Under our articles of incorporation we may issue up to 230,000,000 shares of common stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as, when and if declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of any outstanding preferred stock. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock and the shares of common stock issued upon conversion of the notes and included in the registration statement of which this prospectus forms a part, will be fully paid and non-assessable.

Preferred Stock

Under our articles of incorporation we may issue up to 20,000,000 shares of preferred stock. No shares of preferred stock or options to purchase preferred stock are currently outstanding. Our board of directors has the authority, without further action by the shareholders, to issue up to the maximum authorized number of shares of preferred stock in one or more series. Our board of directors also has the authority to designate the rights, preferences, privileges and restrictions of each such series, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The rights, preferences, privileges and restrictions of each series will be fixed by the certificate of designation relating to that series. Any or all of the rights of the preferred stock may be greater than the rights of the common stock.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, facilitate corporate acquisitions or payable as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Certain Anti-takeover Provisions

Certain provisions in our articles of incorporation and bylaws and our shareholders’ rights plan may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

No Written Consent by Shareholders. Our articles of incorporation provide that any action required or permitted to be taken by our shareholders must be taken at a duly called annual or special meeting of our shareholders. Special meetings of our shareholders may be called only by our board of directors.

Business Combinations under Texas Law. We are subject to Part Thirteen of the Texas Business Corporation Act (“Part Thirteen”), which became effective on September 1, 1997. Subject to certain exceptions, Part Thirteen prohibits a Texas corporation which is an issuing public corporation from engaging in any business combination with any affiliated shareholder for a period of three years following the date that such shareholder became an affiliated shareholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an affiliated shareholder; or

•	the business combination is approved by at least two-thirds of the outstanding voting shares that are not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder at a meeting of shareholders called not less than six months after the affiliated shareholder’s share acquisition date.

In general, Part Thirteen defines an affiliated shareholder as an entity or person beneficially owning 20% or more of the outstanding voting stock of the issuing public corporation and any entity or person affiliated with or controlling or controlled by such entity or person. Part Thirteen defines a business combination to include, among other similar types of transactions, any merger, share exchange, or conversion of an issuing public corporation involving an affiliated shareholder.

Shareholders’ Rights Plan. We have adopted a shareholder rights plan. The plan was implemented by declaring a dividend, distributable to shareholders of record on a distribution date, of one right to purchase one one-thousandth of a share of our Junior Participating Preferred Stock for each outstanding share of common stock. The plan provides that each share of common stock outstanding will have attached to it the right to purchase one one-thousandth of a share of preferred stock. The purchase price per one one-thousandth of a preferred share under the plan is $120, subject to adjustment. The rights will be exercisable only if a person or group (a) acquires 15% or more of the common stock or (b) announces a tender offer that would result in that person or group acquiring 15% or more of the common stock. Once exercisable, and in some circumstances if certain additional conditions are met, the plan allows shareholders (other than the acquiror) to purchase common stock or securities of the acquiror having a then-current market value of two times the exercise price of the right. The rights are redeemable for $0.01 per right (subject to adjustment) at the option of our board of directors. The rights will expire on August 27, 2007 unless we redeem the rights prior to that date.

The rights agreement contains rights that have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors since we may redeem the rights at $0.01 per right prior to the earlier of the time prior to such time as any person has become an acquiring person (as defined in the rights agreement), or August 27, 2007.

Transfer Agent and Registrar

Our common stock is listed on The New York Stock Exchange under the symbol “ACF.” Our transfer agent and registrar of the common stock, as well as the rights agent under our rights plan, is ChaseMellon Shareholder Services, L.L.C.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations to U.S. holders (as described below) and certain U.S. federal income and estate tax considerations to non-U.S. holders (as described below) relating to the purchase, ownership and disposition of the notes and shares of our common stock acquired upon conversion of a note. This discussion applies only to persons who purchase the notes at original issue at the “issue price” of the notes (as described below) and who hold the notes and any shares of our common stock into which the notes are converted as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). For purposes of this discussion, the issue price of the notes is the first price at which a substantial amount of the notes are sold to the public for money, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

This discussion does not contain a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the notes or shares of our common stock. In particular, this discussion does not address all tax considerations that may be important to you in light of your particular circumstances (such as the alternative minimum tax provisions) or under certain special rules. Special rules may apply, for instance, to certain financial institutions, broker-dealers, traders in securities that elect to mark to market, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, grantor trusts, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, pension and other employee benefit plans, investors in pass-through entities, dealers in securities or currencies, or persons who hold the notes or shares of our common stock as part of a hedge, conversion or constructive sale transaction, or straddle or other integrated or risk reduction transaction, corporations treated as foreign or domestic personal holding companies, controlled foreign corporations, passive foreign investment companies, or persons who have ceased to be United States citizens or to be taxed as resident aliens. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction.

This discussion is based upon the Code, existing and proposed Treasury Regulations, and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax results described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, holding or disposing of the notes or shares of our common stock.

If a partnership (including any entity treated as a partnership for U.S. tax purposes) is a beneficial owner of the notes or shares of our common stock into which the notes are converted, the treatment of a partner in the partnership will generally depend upon the status and activities of the partner and the status and activities of the partnership. Any such partnership owning the notes or shares of our common stock and any owner in such partnership should consult their own tax advisors about the U.S. federal income tax consequences of holding and disposing of the notes or shares of our common stock into which the notes are converted.

PLEASE CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING, CONVERTING OR OTHERWISE DISPOSING OF THE NOTES AND SHARES OF OUR COMMON STOCK, INCLUDING THE EFFECT AND APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

As used herein, the term “U.S. holder” means a beneficial owner of a note or shares of our common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust

(1)	whose administration is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust; or

(2)	that was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

A “Non-U.S. holder” is a beneficial owner of a note or our common stock that is, for U.S. federal income tax purposes:

•	a nonresident alien individual; or

•	a foreign corporation, estate or trust, in each case not subject to U.S. federal income tax on a net income basis in respect of income or gain from a note or our common stock.

U.S. Holders

Interest Income. Payments of interest will generally be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the holder’s regular method of tax accounting). It is expected that the notes will be issued without original issue discount for federal income tax purposes. If, however, the notes’ “stated redemption price at maturity” (generally, the sum of all payments required under the note) exceeds the issue price by more than a de minimis amount, a U.S. holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant yield method based on compounding of interest before the receipt of cash payments attributable to this income. Because holders of the notes have the right to require us to repurchase the notes at a premium on November 15, 2008, the de minimis amount will be calculated by assuming that the notes have maturity term of five years.

Registration of the Notes. As discussed above in “Description of the Notes—Registration Rights Granted to the Initial Purchasers of the Notes,” we have agreed to file a registration statement with the SEC within a certain period of time covering resales of the notes and our common stock issuable upon conversion or repurchase of the notes. We have also agreed to cause such registration statement to become effective and, once it is effective, to use our best efforts to keep it effective for a period of time described therein. If we do not take these steps, subject to the requirements described above in “Description of the Notes—Registration Rights Granted to the Initial Purchasers of the Notes,” additional interest will accrue on the notes and the underlying shares of our common stock at a rate of 0.5% per year for the notes (or an equivalent amount issued upon conversion of the notes that are registrable securities) until the default is corrected. Additional interest payable with respect to the notes will be treated as interest for United States federal income tax purposes. We intend to treat the possibility of the payment of interest under these conditions as “remote” under applicable Treasury regulations. We therefore do not intend to treat this possibility as affecting the taxation of the holders of the notes or our common stock unless and until such additional interest is required to be paid. However, the determination of whether such a contingency is remote or not is inherently factual. Therefore, we can give you no assurance that this position would be sustained if challenged by the IRS. If the IRS were to successfully challenge this position, the amount and timing of interest income recognized on the notes and the character of income recognized on the sale, exchange or redemption of a note could be different from that described herein. In addition, for purposes of computing interest under the applicable Treasury regulations our position as to whether the likelihood of the payment of this interest is remote is binding on a U.S. holder, unless the U.S. holder discloses in the proper manner to the IRS that it is taking a different position.

Sale, Exchange or Redemption of Notes. Except as provided under “Conversion of Notes Into Common Stock,” below, you will generally recognize gain or loss upon the sale, exchange, or redemption of a note (including a repurchase by us) in an amount equal to the difference between your amount realized and your adjusted tax basis in the note. Your adjusted tax basis generally will equal the cost of the notes to you. The amount realized by you will include the amount of any cash and the fair market value of any other property received for the note. Your amount realized will not include any amount attributable to accrued but unpaid interest, which will be taxable as interest to the extent not previously included in your income. Your gain or loss generally will be capital gain or loss.

Capital gain or loss will be long-term if you have held the notes for more than one year and will be short term if you have held the notes for one year or less. Long-term capital gains for noncorporate taxpayers, including individuals, are taxable at a maximum rate of 15 percent for years prior to 2009 and short-term capital gains for such taxpayers are taxable at ordinary income rates. If you recognize a capital loss, the deductibility of such capital loss is subject to limitations.

Conversion of Notes into Common Stock. You generally will not recognize any income, gain, or loss on the conversion of notes into our common stock, except with respect to any cash you receive instead of a fractional share of common stock. Any gain so recognized will generally be capital gain. You also will recognize ordinary interest income on cash paid at the time of the conversion for accrued but unpaid interest, if any. Your tax basis in the common stock will be the same as your adjusted tax basis in the notes at the time of conversion, reduced by any basis attributable to fractional shares. For tax purposes, your holding period for the common stock will generally include your holding period for the notes you converted.

You should treat cash you receive instead of a fractional share of common stock as a payment in exchange for the fractional share of common stock. This will result in capital gain or loss (measured by the difference between the cash you receive for the fractional share and your adjusted tax basis in the fractional share), and the rules for determining whether such gain or loss is short-term or long-term are the same as those applicable to sales, exchanges, or redemptions (as described above).

Adjustment of Conversion Price. The conversion price of the notes may change under certain circumstances. In such a case, you may be treated as having received a constructive distribution of common stock, whether or not your notes are ever converted, which may be treated as a taxable distribution under Section 305 of the Code. Such a distribution will generally be deemed to occur if, and to the extent that, the adjustment in the conversion price increases your proportionate interest in our assets or earnings and profits. Such constructive distribution (or, in certain circumstances, the failure to adjust the conversion price) will generally be treated as a dividend to the extent of our current and/or accumulated earnings and profits. It is unclear whether a constructive dividend deemed paid to holders would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends under recently enacted legislation and whether corporate holders would be entitled to the dividends received deduction with respect to such dividends.

Distributions on our Common Stock. As indicated above in “Dividend Policy,” we do not currently anticipate paying dividends on our common stock in the foreseeable future. In the event we do pay such dividends, you will be taxed on distributions on our common stock (other than certain pro rata distributions of our common stock) as ordinary dividend income (except as noted below) to the extent paid out of our current or accumulated earnings and profits for U.S. federal income tax purposes. If you are taxed as a corporation, dividends may be eligible for the dividends-received deduction. The Code contains various limitations upon the dividends received deduction. If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of these limitations to your ownership or disposition of stock in your particular circumstances.

You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in your common stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on the portion of a distribution not paid out of current or accumulated earnings and profits.

Under recently enacted legislation, U.S. holders who are individuals who receive distributions with respect to our common stock before 2009 to the extent paid out of our current and accumulated earnings and profits for U.S. federal income tax purposes are eligible to have those dividends taxed as capital gain as a maximum rate of 15 percent, provided certain holding period requirements are met.

Sale of our Common Stock. If you sell or otherwise dispose of your common stock, you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the stock. Your adjusted tax basis and holding period in our common stock received upon conversion of a note are determined as discussed above under “—Conversion of Notes into Common Stock.” This capital gain will be taxed to U.S. holders as long-term capital gain if the holding period of the common stock is for more than one year. Such long-term capital gain will be generally subject to a reduced rate of U.S. federal income tax if recognized by noncorporate U.S. holders, which rate will be a maximum of 15 percent for years prior to 2009 under the legislation referred to in the previous paragraph. Limitations may apply to the deduction of capital losses.

Non-U.S. Holders

Withholding Tax on Payments on Notes. Payments of interest to nonresident persons or entities are generally subject to U.S. federal income tax at a rate of 30%, collected by means of withholding by the payor. However, payments of interest on the notes to a Non-U.S. holder will qualify as “portfolio interest,” and will be exempt from the withholding tax provided certain requirements are met. The payment of interest on a note by us or any paying agent of ours to you will not be subject to the 30% U.S. federal withholding tax, provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and the Treasury Regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership within the meaning of the Code;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code;

•	the interest payments are not effectively connected with your conduct of a trade or business within the United States; and

•	either (a) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN) or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its business holds the notes on your behalf and certifies to us or the paying agent under penalties of perjury, that it has received IRS Form W-8BEN from you or from another qualifying financial institution intermediary, and provides us or the paying agent with a copy of the IRS Form W-8BEN. If the notes are held by or through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury regulations.

If you cannot satisfy the requirements described above, then payments of interest that are not effectively connected with a U.S. trade or business will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed IRS Form W-8BEN claiming an exemption or reduction in withholding under the benefit of an applicable tax treaty.

If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, you will be required to pay United States federal income tax on that interest on a net income basis (although such interest is exempt from the 30% withholding tax if you provided the requisite certification on IRS Form W-8ECI) in the same manner as if you were a United States person as defined under the Code, except as otherwise provided by an applicable tax treaty. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest will be included in the earnings and profits of such foreign corporation.

The certification requirements described above may require a Non-U.S. holder that provides an IRS form, or that claims the benefit of an income tax treaty, to also provide its United States taxpayer identification number. The applicable regulations generally also require, in the case of a note held by a foreign partnership, that:

•	the certification described above be provided by the partners; and

•	the partnership provide certain information.

Further, a look-through rule will apply in the case of tiered partnerships. Special rules are applicable to intermediaries. Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. persons.

In the event of a registration default, as described under “Description of the Notes—Registration Rights Granted to the Initial Purchasers of the Notes,” we will be obligated to pay additional interest on the notes. Such payments may be treated as interest subject to the rules described above or as other income subject to the United States federal withholding tax. A Non-U.S. holder that is subject to the withholding tax on payments of additional interest should consult its own tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

Dividends. Dividends (including deemed dividends on the notes described above under “—U.S. Holders—Adjustment of Conversion Price”), if any, paid on shares of our common stock to you generally will be subject to a 30% U.S. federal withholding tax, subject to reduction if you are eligible for the benefits of an applicable income tax treaty. You will be required to satisfy certain certification requirements in order to claim treaty benefits. Except to the extent otherwise provided under an applicable tax treaty, you generally will be taxed in the same manner as a U.S. holder on dividends that are effectively connected with your conduct of a trade or business in the United States. If you are a foreign corporation, you may also be subject to a U.S. branch profits tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

In order to claim the benefit of a U.S. income tax treaty or to claim exemption from withholding because dividends paid to you are effectively connected with your conduct or a trade or business in the U.S., you must provide a properly executed IRS Form W-8BEN for treaty benefits or IRS Form W-8ECI for effectively connected income (or such successor form as the IRS designates), prior to the payment of dividends. These forms must be periodically updated. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.

Gain on Disposition of the Notes and Shares of Our Common Stock. You generally will not be subject to U.S. federal income tax on gain realized on the sale or exchange of a note, including the conversion of a note into our common stock, or the sale or exchange of shares of our common stock unless:

•	you are an individual present in the United States for 183 days or more in the taxable year of such sale or exchange and either (A) you have a “tax home” in the United States and certain other requirements are met, or (B) the gain from the disposition is attributable to an office or other fixed place of business in the United States;

•	in the case of an amount which is attributable to interest or original issue discount, you do not meet the conditions for exemption from U.S. federal withholding tax, as described in “—Non-U.S. Holders — Withholding Tax on Payments on Notes,” above;

•	you are subject to provisions of the Code applicable to certain United States expatriates;

•	the gain is effectively connected with your conduct of a trade or business within the United States; or

•	we are or have been at any time within the shorter of the five-year period preceding the disposition or your holding period a U.S. real property holding corporation under the “FIRPTA” rules adopted in 1980.

We currently are not a U.S. real property holding corporation and do not intend to become one in the future. However, no assurance can be given that we will not become a U.S. real property holding corporation in the future.

U.S. Federal Estate Tax. A note held by an individual who at the time of death is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes), will not be subject to U.S. federal estate tax if the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock and, at the time of the individual’s death, payments with respect to such note would not have been effectively connected with the conduct by such individual of a trade or business in the United States. Our common stock held by an individual who at the time of death is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) will be included in such individual’s estate for U.S. federal estate tax purposes, subject to the reduction of such estate tax if the individual is eligible for the benefits of an estate tax treaty with the United States.

Backup Withholding and Information Reporting

U.S. Holders. Payments of interest or dividends made by us on, or the proceeds of the sale or other disposition of, the notes or shares of our common stock will generally be subject to information reporting and will be subject to U.S. federal backup withholding tax unless the recipient of such payment supplies an accurate taxpayer identification number and otherwise complies with applicable United States information reporting or certification requirements. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against the holder’s U.S. federal income tax, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders. If you are a Non-U.S. holder you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid backup withholding tax requirements with respect to payments of interest or dividends made by us on, or in the proceeds of certain sales or other dispositions of, the notes or shares of our common stock. In addition, we must report annually to the IRS and to each Non-U.S. holder the amount of any interest or dividends paid to, and the tax withheld with respect to, such holder, regardless of whether any withholding was actually required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. holder resides.

SELLING SECURITYHOLDERS

We originally issued the notes in transactions exempt from the registration requirements of the Securities Act to persons that the initial purchasers believed to be qualified institutional buyers. As used in this prospectus, the term selling securityholders includes their transferees, pledgees, donees and their successors. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the notes and the shares of common stock issuable upon conversion of the notes, if issued.

The following table sets forth the beneficial ownership by the selling securityholders of (a) the notes, and (b) shares of our common stock, including common stock issuable upon conversion of the notes, and the maximum principal amount of the notes and number of shares of common stock that may be offered by the selling securityholders under this prospectus. The percentages of all shares of common stock beneficially owned before and after the resale of the notes and the common stock issuable upon conversion of the notes are based on [                    ] shares of common stock outstanding as of [                    ], 2004. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that the stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant, or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. Shares of common stock may also be sold by donees, pledgees or other transferees or successors in interest of the selling securityholders. The following table is based upon information furnished to us by the selling securityholders.

	Number of Shares of Common Stock Beneficially Owned(1)	Principal Amount of Notes Beneficially Owned(6)	Maximum Number of Shares of Common Stock That May Be Sold(2)	Beneficial Ownership After Resale of Notes or Common Stock
Name of Selling Securityholder				Principal Amount of Notes(3)	Percent	Number of Shares of Common Stock(3)	Percent
American AAdvantage Funds	—	200,000	10,705	—	—	—	—
Arbitex Master Fund LP	—	8,300,000	444,265	—	—	—	—
Argent Classic Convertible Arbitrage Fund II, L.P.	—	200,000	10,705	—	—	—	—
Argent Classic Convertible Arbitrage Fund (Bermuda) Ltd.	—	5,000,000	267,630	—	—	—	—
Argent Classic Convertible Arbitrage Fund, L.P.	—	600,000	32,115	—	—	—	—
Argent LowLev Convertible Arbitrage Fund, L.L.C.	—	300,000	16,057	—	—	—	—
Argent LowLev Convertible Arbitrage Fund, II, L.L.C.	—	50,000	2,676	—	—	—	—
Argent LowLev Convertible Arbitrage Fund Ltd.	—	1,440,000	70,077	—	—	—	—
Aventis Pension Master Trust	—	215,000	11,508	—	—	—	—
BNP Paribas Arbitrage	—	2,000,000	107,052	—	—	—	—
BNP Paribas Equity Strategies, SNC	—	11,200,000	599,491	—	—	—	—
Boilermaker – Blacksmith Pension Trust	—	1,170,000	62,625	—	—	—	—
BP Amoco PLC Master Trust	—	358,000	19,162	—	—	—	—
CALAMOS® Convertible Fund – CALAMOS® Investment Trust	—	8,700,000	465,676	—	—	—	—
CEMEX Pension Plan	—	110,000	5,887	—	—	—	—
City of Knoxville Pension System	—	245,000	13,113	—	—	—	—
Class C Trading Company, Ltd.	—	120,000	6,423	—	—	—	—
CNM CA Master Account, L.P.	—	4,000,000	214,104	—	—	—	—

	Number of Shares of Common Stock Beneficially Owned(1)		Principal Amount of Notes Beneficially Owned(6)	Maximum Number of Shares of Common Stock That May Be Sold(2)	Beneficial Ownership After Resale of Notes or Common Stock
Name of Selling Securityholder					Principal Amount of Notes(3)	Percent	Number of Shares of Common Stock(3)	Percent
CooperNeff Convertible Strategies (Cayman) Master Fund, L.P.	—		11,172,000	597,992	—	—	—	—
Custom Investments PCC, Ltd.	—		40,000	2,141	—	—	—	—
Delta Airlines Master Trust	—		1,000,000	53,526	—	—	—	—
Delta Pilots Disability and Survivorship Trust	—		330,000	17,663	—	—	—	—
DKR Saturn Event Driven Holding Fund Ltd.	—		2,500,000	133,815	—	—	—	—
DKR Saturn Holding Fund Ltd.	—		2,500,000	133,815	—	—	—	—
DKR SoundShore Oasis Holding Fund Ltd.	—		11,500,000	615,549	—	—	—	—
DKR SoundShore Strategic Holding Fund Ltd.	—		9,500,000	508,497	—	—	—	—
Dorinco Reinsurance Company	—		650,000	34,791	—	—	—	—
Geode U.S. Convertible Arbitrage Fund	—		12,500,000	669,075	—	—	—	—
Goldman, Sachs & Company	1,045,865	(8)	5,000,000	267,630	—	—	—	—
Grace Convertible Arbitrage Fund, Ltd.	—		4,500,000	240,867	—	—	—	—
HFR CA Global Select Master Trust Account	—		40,000	2,141	—	—	—	—
HFR CA Select Fund	—		1,000,000	53,526	—	—	—	—
Hotel Union & Hotel Industry of Hawaii Pension Plan	—		128,000	6,851	—	—	—	—
Institutional Benchmarks Master Fund Ltd.	—		769,000	41,161	—	—	—	—
KBC Financial Products USA Inc.	—		1,000,000	53,526	—	—	—	—
Kettering Medical Center Funded Depreciation Account	—		75,000	4,014	—	—	—	—
Knoxville Utilities Board Retirement System	—		110,000	5,887	—	—	—	—
LDG Limited	—		256,000	13,702	—	—	—	—
Lexington Vantage Fund c/o TBA Investors, LLC	—		65,000	3,479	—	—	—	—
Louisiana Workers’ Compensation Corporation	—		290,000	15,522	—	—	—	—
Lyxor / Convertible Arbitrage Fund, Limited	—		1,425,000	76,274	—	—	—	—
Lyxor Master Fund (ref: Arbitex)	—		300,000	16,057	—	—	—	—
Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent	—		300,000	16,057	—	—	—	—
Macomb County Employees’ Retirement System	—		250,000	13,381	—	—	—	—
Mellon HBV Master Convertible Arbitrage Fund LP	—		300,000	16,057	—	—	—	—
Mellon HBV Master Multi Strategy Fund LP	—		100,000	5,352	—	—	—	—
Mint Master Fund LP	—		100,000	5,352	—	—	—	—
National Bank of Canada c/o Putnam Lovell NBT Securities Inc.	—		2,000,000	107,052	—	—	—	—
Piper Jaffray & Company	—		4,000,000	214,104	—	—	—	—
Polaris Vega Fund L.P.	—		1,500,000	80,289	—	—	—	—
Port Authority of Allegheny County Retirement and Disability Allowance Plan for the Employees Represented by Local 85 of the Amalgamated Transit Union	—		520,000	27,833	—	—	—	—
Prisma Foundation	—		90,000	4,817	—	—	—	—

	Number of Shares of Common Stock Beneficially Owned(1)	Principal Amount of Notes Beneficially Owned(6)		Maximum Number of Shares of Common Stock That May Be Sold(2)	Beneficial Ownership After Resale of Notes or Common Stock
Name of Selling Securityholder					Principal Amount of Notes(3)	Percent	Number of Shares of Common Stock(3)	Percent
Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio	—	3,000,000		160,578	—	—	—	—
RBC Alternative Assets FD – Conv ARB	—	200,000		10,705	—	—	—	—
Royal Bank of Canada	—	2,500,000		133,815	—	—	—	—
SCI Endowment Care Common Trust Fund – First Union	—	30,000		1,605	—	—	—	—
SCI Endowment Care Common Trust Fund – National Fiduciary Services	—	135,000		7,226	—		—	—
SCI Endowment Care Common Trust Fund – Suntrust	—	70,000		3,746	—		—	—
Silver Convertible Arbitrage Fund, LDC	—	120,000		6,423	—	—	—	—
Singlehedge U.S. Convertible Arbitrage Fund	—	3,164,000		169,356	—	—	—	—
SPhinX Convertible Arb Fund SPC	—	192,000		10,276	—	—	—	—
Sphinx Fund c/o TQA Investors, LLC	—	155,000		8,296	—	—	—	—
SPT	—	1,460,000		78,147	—	—	—	—
SSI Blended Market Neutral L.P.	—	260,000		13,916	—	—	—	—
SSI Hedged Convertible Market Neutral L.P.	—	281,000		15,040	—	—	—	—
Sturgeon Limited	—	1,539,000		82,376	—	—	—	—
Sunrise Partners Limited Partnership	—	4,000,000		214,104	—	—	—	—
The California Wellness Foundation	—	350,000		18,734	—	—	—	—
The Cockrell Foundation	—	60,000		3,211	—	—	—	—
The Dow Chemical Company Employees’ Retirement Plan	—	2,100,000		112,404	—	—	—	—
The Fondren Foundation	—	120,000		6,423	—	—	—	—
TQA Master Fund, Ltd.	—	2,499,000		133,761	—	—	—	—
TQA Master Plus Fund, Ltd.	—	3,835,000		205,272	—	—	—	—
Tredia Performance Fund Ltd.	—	20,000		1,070	—	—	—	—
Union Carbide Retirement Account	—	950,000		50,849	—	—	—	—
United Food and Commercial Workers Local 1262 and Employers Pension Fund	—	510,000		27,298	—	—	—	—
Univar USA Inc. Retirement Plan	—	260,000		13,916	—	—	—	—
Univest Multi-Strategy FD – Conv ARB	—	200,000		10,705	—	—	—	—
Viacom Inc. Pension Plan Master Trust	—	12,000		642	—	—	—	—
WPG Convertible Arbitrage Overseas Master FD	—	500,000		26,763	—	—	—	—
WPG MSA Convertible Arbitrage FD	—	100,000		5,352	—	—	—	—
Xavex Convertible Arbitrage 2 Fund	—	70,000		3,746	—	—	—	—
Xavex – Convertible Arbitrage 7 Fund c/o TQA Investors, LLC	—	596,000		31,901	—	—	—	—
Xavev Convertible Arbitrage 10 Fund	—	200,000		10,705	—	—	—	—
Zazove Convertible Arbitrage Fund, L.P.	—	3,000,000		160,578	—	—	—	—
Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA Investors, LLC	—	2,000,000		107,052	—	—	—	—
All other holders(5)	—	46,394,000	(6)	2,562,563	—	—	—	—
Total(7)	1,045,865	200,000,000		10,705,200	—	—	—	—

*	Less than 1%.

(1)	Assumes no conversion of the notes, which conversion may occur upon the satisfaction of several conditions described in the section of this prospectus entitled “Description of the Notes—Conversion of Notes.”

(2)	Represents the maximum number of shares of common stock issuable upon conversion of the notes based upon a conversion factor of .053526 multiplied by the principal amount of the notes beneficially held. These conversion factors are subject to adjustments as described in “Description of the Notes—Conversion of Notes—Conversion Price Adjustments.” As a result, the maximum number of shares of common stock issuable upon conversion of the notes will correspondingly decrease or increase to the extent that the conversion factors for the notes increase or decrease.

(3)	Assumes that either all of the principal amount of notes offered hereby or all of the shares of common stock issued are sold by the selling securityholder.

(4)	The number of shares of common stock beneficially owned assumes that the securityholder converts the principal amount of our notes held by such holder into shares of common stock at a conversion price of $18.6825 per share.

(5)	The name of any other selling securityholder not already identified who wish to sell notes or shares of common stock issued upon conversion of the notes will be specifically identified in an amendment to this registration statement or in a supplement to this prospectus, as appropriate, when they become known. Only holders from the private placement of the notes, and their transferees, pledgees, donees or successors, may use this prospectus and registration statement.

(6)	This number represents the difference between the aggregate principal amount of the notes sold ($200 million in total) and the aggregate principal amount of notes held by the selling securityholders who we have identified as of the date of this prospectus, based upon information provided to us by such securityholders. We intend to file a supplement to this prospectus to identify additional selling securityholders, who we have not identified as of the date of this prospectus, prior to the sale of securities held by such selling securityholders.

(7)	Represents the aggregate amount of notes issued and sold by us to the initial purchases and number of shares of common stock issuable upon conversion of the notes that may be sold pursuant to this prospectus.

(8)	Goldman, Sachs & Company beneficially owns options for the purchase of 60,500 shares of our common stock that are exercisable within the next sixty (60) days.

PLAN OF DISTRIBUTION

We are registering the notes and the shares of common stock issuable upon conversion of the notes under our agreement to register these securities in accordance with the terms of the registration rights agreement that we entered into with the initial purchasers of these securities. The registration of these securities, however, does not necessarily mean that any of the securities will be offered or sold by the selling securityholders or their respective donees, pledgees or other transferees or successors in interest under this prospectus.

The selling securityholders, including any donee, pledges or other transferee who receives securities from a selling securityholder, may sell the notes and the common stock into which the notes are convertible directly to purchasers or to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders, which discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the type of transaction involved.

The notes and the common stock into which the notes are convertible may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (1) on any national securities exchange or quotation service on which the notes or the common stock may be listed or quoted at the time of sale, (2) in the over-the-counter market, (3) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (4) through the writing of options. In connection with the sale of the notes and the common stock into which the notes are convertible or otherwise, the selling securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the notes or the common stock and deliver such securities to close out such short positions, or loan or pledge the notes or the common stock to broker-dealers that in turn may sell such securities.

The aggregate proceeds to the selling securityholders from the sale of the notes or common stock into which the notes are convertible offered by them will be the purchase price of the notes or common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our common stock is quoted on The New York Stock Exchange under the symbol “ACF.” The notes are currently eligible for trading in the PORTAL Market. However, we do not intend to list the notes for trading on any national securities exchange or on The New York Stock Exchange and can give no assurance about the development of any public trading market for the notes.

In order to comply with the securities laws of certain states, if applicable, the notes and common stock into which the notes are convertible may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the notes and common stock into which the notes are convertible may not be sold unless they have been registered or qualified for sale in such state or an exemption for such registration or qualification requirement is available and is complied with.

Broker-dealers will receive commissions or other compensation from the selling securityholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the notes and/or the shares of common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated.

The distribution of the notes and common stock covered by this prospectus may also be effected from time to time in one or more underwritten transactions at a fixed price or prices which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a “best efforts” or “firm commitment” basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or from purchasers of the notes or common stock. Underwriters may sell the notes or common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker-dealer acting in connection with the proposed sale of notes or common stock by the selling securityholders.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the notes and common stock into which the notes are convertible may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M. KBC Financial Products USA Inc., Goldman Sachs & Co., and Piper Jaffray & Co. have informed us that they are broker-dealers, and, as a result, they are underwriters in connection with the sale of the notes and the underlying shares of common stock.

In addition, any securities covered by this prospectus which qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. A selling securityholder may not sell any notes or common stock described in this prospectus and may not transfer, devise or gift such securities by other means not described in this prospectus.

To the extent required, the specific notes or common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

The registration rights agreement that we entered into with the initial purchasers provides for cross-indemnification of the selling securityholders and us and our respective directors, officers and controlling persons against certain liabilities in connection with the offer and sale of the notes and the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling securityholders incident to the offering and sale of the notes and common stock covered by this prospectus, provided that each selling securityholder will be responsible for payment of commissions and discounts of underwriters, broker-dealers or agents.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas.

INDEPENDENT ACCOUNTANTS

The consolidated financial statements of AmeriCredit Corp. as of June 30, 2003 and 2002 and for each of the three years in the period ended June 30, 2003, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2003, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing therein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this registration statement. All of the expenses will be borne by the Company except as otherwise indicated.

SEC registration fee	$16,180
Legal fees and expenses	20,000
Accounting fees and expenses	5,000
Miscellaneous	15,000

Total	$56,180

Item 15.	Indemnification of Directors and Officers

(a) The articles of incorporation, as amended to date (the “Articles of Incorporation”), of AmeriCredit Corp. (the “Company”), together with its bylaws, provide that the Company shall indemnify officers and directors, and may indemnify its other employees and agents, to the fullest extent permitted by law. The laws of the State of Texas permit, and in some cases require, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

(b) The Company has also adopted provisions in its Articles of Incorporation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Texas. In addition, the Company has entered into indemnification agreements with its directors. Under the Company’s Articles of Incorporation, and as permitted by the laws of the State of Texas, a director is not liable to the Company or its shareholders for breach of fiduciary duty. Such limitation does not affect liability for: (i) a breach of the director’s duty of loyalty to the Company or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

Item 16.	Exhibits

The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act of 1933 or the Exchange Act as indicated in parentheses:

EXHIBIT NO.		DESCRIPTION

4.1	—	Articles of Incorporation of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibits 3.1, 3.2, 3.3 and 3.5 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Commission).

4.2	—	Bylaws of AmeriCredit Corp., as amended to date (incorporated by reference to Exhibit 3.4 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Commission).

4.3	—	Rights Agreement, dated August 28, 1997, between AmeriCredit Corp. and ChaseMellon Shareholder Services, L.L.C., as amended to date (incorporated by reference to Exhibit 4.2 and 4.2.1 of the registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed with the Commission).

4.4*	—	Indenture, dated as of November 18, 2003, between AmeriCredit Corp., the Guarantors party thereto and HSBC Bank USA with form of 1.75% Convertible Senior Notes due 2023.

4.5*	—	Registration Rights Agreement, dated as of November 18, 2003, between AmeriCredit Corp., the Guarantors party thereto, Credit Suisse First Boston LLC and J.P. Morgan Securities Inc.

5.1*	—	Opinion of Jenkens & Gilchrist, a Professional Corporation, as to the legality of the securities being registered.

23.1**	—	Consent of PricewaterhouseCoopers LLP.

23.2*	—	Consent of Jenkens & Gilchrist, a Professional Corporation (see Exhibit 5.1).

24.1	—	Powers of attorney (included in the signature page of this Registration Statement).

25.1*	—	Form T-1 Statement of Eligibility of Trustee under the Indenture.

  *Previously filed

**To be filed

(b) Financial Statement Schedules:

Not Applicable.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on March 1, 2004.

AMERICREDIT CORP.

By:	/s/ CLIFTON H. MORRIS, JR.*

Clifton H. Morris, Jr. Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ CLIFTON H. MORRIS, JR.* Clifton H. Morris, Jr.	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2004

/s/ DANIEL E. BERCE* Daniel E. Berce	President and Director	March 1, 2004

/s/ PRESTON A. MILLER* Preston A. Miller	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 1, 2004

/s/ EDWARD H. ESSTMAN* Edward H. Esstman	Executive Vice President and Director	March 1, 2004

/s/ JAMES H. GREER* James H. Greer	Director	March 1, 2004

/s/ KENNETH H. JONES, JR.* Kenneth H. Jones, Jr.	Director	March 1, 2004

/s/ A.R. DIKE* A.R. Dike	Director	March 1, 2004

/s/ DOUGLAS K. HIGGINS* Douglas K. Higgins	Director	March 1, 2004

/s/ JOHN R. CLAY* John R. Clay	Director	March 1, 2004

/s/ GERALD J. FORD* Gerald J. Ford	Director	March 1, 2004

/s/ B.J. MCCOMBS* B.J. McCombs	Director	March 1, 2004

/s/ MICHAEL R. BARRINGTON* Michael R. Barrington	Director	March 1, 2004

/s/ * Chris A. Choate	Agent and Attorney-in-Fact	March 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on March 1, 2004.

AMERICREDIT CORPORATION OF CALIFORNIA

By:	/s/ DANIEL E. BERCE*

Daniel E. Berce President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DANIEL E. BERCE* Daniel E. Berce	President (Principal Executive Officer)	March 1, 2004

/s/ PRESTON A. MILLER* Preston A. Miller	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 1, 2004

/s/ CHRIS A. CHOATE * Chris A. Choate	Director, Executive Vice President, Chief Legal Officer and Secretary	March 1, 2004

/s/ * Chris A. Choate	Agent and Attorney-in-fact	March 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on March 1, 2004.

AMERICREDIT FINANCIAL SERVICES, INC.

By:	/s/ DANIEL E. BERCE*

Daniel E. Berce President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DANIEL E. BERCE* Daniel E. Berce	President (Principal Executive Officer)	March 1, 2004

/s/ PRESTON A. MILLER* Preston A. Miller	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 1, 2004

/s/ CHRIS A. CHOATE* Chris A. Choate	Director, Executive Vice President, Chief Legal Officer and Secretary	March 1, 2004

/s/ * Chris A. Choate	Agent and Attorney-in-Fact	March 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on March 1, 2004.

AMERICREDIT FINANCIAL SERVICES OF CANADA LTD.

By:	/s/ DANIEL E. BERCE*

Daniel E. Berce President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DANIEL E. BERCE* Daniel E. Berce	President (Principal Executive Officer)	March 1, 2004

/s/ PRESTON A. MILLER* Preston A. Miller	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 1, 2004

/s/ Dean R. Mackey* Dean R. Mackey	Director and Vice President	March 1, 2004

/s/ * Chris A. Choate	Agent and Attorney-in-Fact	March 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on March 1, 2004.

AMERICREDIT MANAGEMENT COMPANY

By:	/s/ DANIEL E. BERCE*

Daniel E. Berce President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DANIEL E. BERCE* Daniel E. Berce	President (Principal Executive Officer)	March 1, 2004

/s/ PRESTON A. MILLER* Preston A. Miller	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 1, 2004

/s/ CHRIS A. CHOATE* Chris A. Choate	Director, Executive Vice President, Chief Legal Officer and Secretary	March 1, 2004

/s/ * Chris A. Choate	Agent and Attorney-in-Fact	March 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on March 1, 2004.

AMERICREDIT CONSUMER DISCOUNT COMPANY

By:	/s/ DANIEL E. BERCE*

Daniel E. Berce President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DANIEL E. BERCE* Daniel E. Berce	President (Principal Executive Officer)	March 1, 2004

/s/ PRESTON A. MILLER* Preston A. Miller	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 1, 2004

/s/ CHRIS A. CHOATE* Chris A. Choate	Director, Executive Vice President, Chief Legal Officer and Secretary	March 1, 2004

/s/ * Chris A. Choate	Agent and Attorney-in-Fact	March 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on March 1, 2004.

ACF INVESTMENT CORP.

By:	/s/ DANIEL E. BERCE*

Daniel E. Berce
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DANIEL E. BERCE* Daniel E. Berce	President (Principal Executive Officer)	March 1, 2004

/s/ PRESTON A. MILLER* Preston A. Miller	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 1, 2004

/s/ CHRIS A. CHOATE* Chris A. Choate	Director, Executive Vice President, Chief Legal Officer and Secretary	March 1, 2004

/s/ * Chris A. Choate	Agent and Attorney-in-Fact	March 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on March 1, 2004.

AMERICREDIT SERVICE CENTER LTD.

By:	/s/ DANIEL E. BERCE*

Daniel E. Berce
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DANIEL E. BERCE* Daniel E. Berce	President (Principal Executive Officer)	March 1, 2004

/s/ PRESTON A. MILLER* Preston A. Miller	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 1, 2004

/s/ DEAN R. MACKEY* Dean R. Mackey	Director and Vice President	March 1, 2004

/s/ * Chris A. Choate	Agent and Attorney-in-Fact	March 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on March 1, 2004.

AMERICREDIT FLIGHT OPERATIONS, LLC

By:	/s/ DANIEL E. BERCE*

Daniel E. Berce
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DANIEL E. BERCE* Daniel E. Berce	President (Principal Executive Officer)	March 1, 2004

/s/ PRESTON A. MILLER* Preston A. Miller	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 1, 2004

/s/ CHRIS A. CHOATE* Chris A. Choate	Secretary	March 1, 2004

/s/ * Chris A. Choate	Agent and Attorney-in-Fact	March 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on March 1, 2004.

AMERICREDIT NS I CO.

By:	/s/ DANIEL E. BERCE*

Daniel E. Berce
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DANIEL E. BERCE* Daniel E. Berce	President (Principal Executive Officer)	March 1, 2004

/s/ PRESTON A. MILLER* Preston A. Miller	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 1, 2004

/s/ CHRIS A. CHOATE* Chris A. Choate	Director, Executive Vice President, Chief Legal Officer and Secretary	March 1, 2004

/s/ * Chris A. Choate	Agent and Attorney-in-Fact	March 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on March 1, 2004.

AMERICREDIT NS II CO.

By:	/s/ DANIEL E. BERCE*

Daniel E. Berce
President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DANIEL E. BERCE* Daniel E. Berce	President (Principal Executive Officer)	March 1, 2004

/s/ PRESTON A. MILLER* Preston A. Miller	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 1, 2004

/s/ CHRIS A. CHOATE* Chris A. Choate	Director, Executive Vice President, Chief Legal Officer and Secretary	March 1, 2004

/s/ * Chris A. Choate	Agent and Attorney-in-Fact	March 1, 2004